                                                                  EXHIBIT 10.1

















                          MASTER TRANSACTION AGREEMENT


                                  BY AND AMONG

                                INFONAUTICS, INC.

                            INFONAUTICS CORPORATION,

                              BELL & HOWELL COMPANY

                                       AND

                 BELL & HOWELL INFORMATION AND LEARNING COMPANY


                               DATED JULY 8, 1999

                                TABLE OF CONTENTS


                                                                                           PAGE
                                                                                           ----
ARTICLE I             DEFINITIONS............................................................2

ARTICLE II            RELATED AGREEMENTS AND CLOSING.........................................2

         2.1      Organizational Documents...................................................2

         2.2      Capitalization Agreements..................................................2

         2.3      BHIL Services Agreement....................................................3

         2.4      EDCO Services Agreement....................................................4

         2.5      INFO Transition Support Services...........................................4

         2.6      BHIL License Agreements....................................................4

         2.7      EDCO and INFO License Agreements...........................................4

         2.8      Online Publishing Asset Purchase Agreement.................................4

         2.9      Covenant Not to Compete....................................................5

         2.10     Other Documents............................................................5

         2.11     Definitive Agreements......................................................6

         2.12     Closing....................................................................6

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF INFO.................................6

         3.1      Authority..................................................................6

         3.2      Validity...................................................................7

         3.3      Due Organization...........................................................8

         3.4      Financial Information......................................................8

         3.5      Brokers and Finders........................................................8

         3.6      Opinion of Financial Advisor...............................................8

         3.7      Information for Proxy Statement............................................9

         3.8      Board Approval.............................................................9

         3.9      Representations and Warranties.............................................9

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF BHW AND BHIL.........................9

         4.1      Authority.................................................................10

         4.2      Validity..................................................................10



         4.3      Due Organization..........................................................11

         4.4      Financial Information.....................................................11

         4.5      Brokers and Finders.......................................................11

         4.6      Information Supplied for Proxy Statement..................................11

         4.7      Representations and Warranties............................................12

ARTICLE V             INTERIM AGREEMENTS....................................................12

         5.1      Interim Conduct of the Contributed Business...............................12

         5.2      Access....................................................................15

         5.3      Corporate Approval........................................................17

         5.4      Agreements To Cooperate...................................................17

         5.5      Public Statements.........................................................17

         5.6      Notifications.............................................................18

         5.7      Proxy Statement; Shareholders Meeting.....................................18

         5.8      Alternative Proposals.....................................................18

ARTICLE VI            CONDITIONS PRECEDENT TO OBLIGATIONS OF INFO...........................20

         6.1      Shareholder Approval......................................................20

         6.2      Accuracy of Warranties and Performance of Covenants.......................20

         6.3      No Pending Action.........................................................20

         6.4      Consents..................................................................21

         6.5      Regulatory Approvals......................................................21

         6.6      Litigation................................................................21

         6.7      Audited Financial Statements..............................................21

ARTICLE VII           CONDITIONS PRECEDENT TO OBLIGATIONS

                      OF BHW AND BHIL.......................................................21

         7.1      Shareholder Approval......................................................22

         7.2      Accuracy of Warranties and Performance of Covenants.......................22

         7.3      No Pending Action.........................................................22

         7.4      Consents..................................................................22

         7.5      Regulatory Approvals......................................................22


         7.6      Litigation................................................................23

         7.7      Audited Financial Statements..............................................23

ARTICLE VIII          TERMINATION BY PARTIES PRIOR TO CLOSING...............................23

         8.1      Termination...............................................................23

         8.2      Termination Fees..........................................................25

         8.3      Effect of Termination.....................................................25

ARTICLE IX            POST CLOSING AGREEMENTS...............................................26

         9.1      Working Capital...........................................................26

         9.2      Confidentiality...........................................................26

         9.3      EDCO Board of Directors...................................................27

         9.4      INFO End-User Business....................................................27

         9.5      Employees.................................................................28

         9.6      Records and Documents.....................................................29

ARTICLE X             DISSOLUTION OF ALLIANCE...............................................29

         10.1     BHW Call..................................................................29

         10.2     INFO Put..................................................................29

         10.3     Right of First Offer......................................................30

ARTICLE XI            GENERAL PROVISIONS....................................................31

         11.1     Amendments and Waiver.....................................................31

         11.2     Notices...................................................................31

         11.3     Expenses..................................................................33

         11.4     Counterparts..............................................................34

         11.5     Captions..................................................................34

         11.6     Successors and Assigns....................................................34

         11.7     Entire Transaction........................................................34

         11.8     Applicable Law............................................................34

         11.9     Other Rules of Construction...............................................35

         11.10    Partial Invalidity........................................................35

         11.11    Authorship................................................................35


                                    EXHIBITS


Exhibits      Name                                                 Section
--------      ----                                                 -------
A             Certificate of Incorporation of EDCO Inc.            2.1.1

B             Bylaws of EDCO Inc.                                  2.1.1

C             Form of Bill of Sale, Assignment and                 2.2.1
              Assumption and Indemnity Agreement

D-1           BHIL Technical Services Agreement                    2.3.1

D-2           BHIL Non-Technical Support Services                  2.3.2
              Agreement

D-3           Representation Agreement                             2.3.3

E-1           EDCO Technical Services Agreement                    2.6

E-2           EDCO Non-Technical Support Services

F             BHIL Content License Agreement                       2.5

G             BHIL Software License                                2.6

H             EDCO Content License Agreement                       2.7.2

I             EDCO Software and Technology License                 2.8

J-1           Online Publishing License Agreement                  2.9.3

J-2           INFO Sleuth Software and Technology
              License

L             INFO Noncompetition Agreement                        9.1.1

M             EDCO Noncompetition Agreement                        9.1.2

N             BHIL Noncompetition Agreement                        9.1.1


O             Online Noncompetition Agreement

P             Form of Services Agreement

Q             Form of License Agreement



                                    SCHEDULES


Schedules     Name                                                 Section
---------     ----                                                 -------
BHW1          BHIL Contributed Assets                              2.2.1(a)(i)
BHW2          BHIL Transferred Contracts                           2.2.1(b)(i)
BHW3          BHIL Transferred Liabilities and Other               2.2.1(c)(i)
                       Obligations

INFO1         INFO Contributed Assets                              2.2.1(a)(i)
INFO2         INFO Transferred Contracts                           2.2.1(b)(ii)
INFO3         INFO Transferred Liabilities and Other               2.2.19c)(iii)
                       Obligations

OPB1          OPB Assets                                           2.9
OPB2          OPB Contracts                                        2.9
OPB3          OPB Liabilities and Other Obligations                2.9



                             ANNEX



Annex         Name              Section
-----         ----              -------
A             Glossary             1


                         MASTER TRANSACTION AGREEMENT*/

This Master Transaction Agreement is made and entered into this 8th day of July, 1999 by and among INFONAUTICS, INC., a Pennsylvania corporation ("INFO"), INFONAUTICS CORPORATION, a Pennsylvania corporation ("INFO Corporation"), BELL & HOWELL COMPANY, a Delaware corporation ("BHW") and BELL & HOWELL INFORMATION AND LEARNING COMPANY, a Delaware corporation ("BHIL").

WHEREAS, upon the terms and subject to the conditions set forth herein, EDCO will engage in the business, operations and activities incident to the development and operation of the EDCO Business as contemplated by this Master Transaction Agreement and the Exhibits hereto (the "Related Agreements");

WHEREAS, upon the terms and subject to the conditions set forth herein and in the Related Agreements, EDCO will acquire:

              (i) from BHIL, the BHIL Contributed Business pursuant to the Bill of Sale, Assignment and Assumption and Indemnity Agreement to be entered into by and between EDCO and BHIL (the "BHIL Capitalization Agreement"); and

              (ii) from INFO, the INFO Contributed Business pursuant to the Bill of Sale, Assignment and Assumption and Indemnity Agreement to be entered into by and between EDCO and INFO Corporation (the "INFO Capitalization Agreement"),

WHEREAS, upon the terms and subject to the conditions set forth herein and in the Related Agreements, BHIL will acquire from INFO the INFO Online Publishing Business; and

WHEREAS, the parties desire to make certain representations and warranties to one another and provide for the coordination of the closing of all the transactions contemplated by this Master Transaction Agreement and the Related Agreements;

NOW, THEREFORE, in consideration of the premises, representations and promises herein contained, the parties mutually agree as set forth below:

--------
*/Certain portions of this Exhibit 10.1 have been omitted based upon the Company's request for confidential treatment. These omitted portions will be separately filed with the Securities and Exchange Commission.

                                    ARTICLE I

                                   DEFINITIONS

              For purposes of this Master Transaction Agreement, unless the language or context clearly indicates that a different meaning is intended, the words, terms and phrases used with initial capital letters shall have the meanings set forth in the Glossary attached as Annex A which definitions are incorporated herein by reference.


                                   ARTICLE II

                         RELATED AGREEMENTS AND CLOSING

2.1      ORGANIZATIONAL DOCUMENTS.


2.1.1 BHW will cause BHIL to organize a new entity called EDCO, Inc., the Certificate of Incorporation and Bylaws of which are attached hereto as Exhibit A and B, respectively. Notwithstanding the foregoing, the parties may determine to form EDCO as a limited liability company or as another type of entity. The parties agree that if they decide to use another type of entity for EDCO, the parties will use their reasonable best efforts to create and execute organizational documents that are substantially equivalent to the Certificate of Incorporation and Bylaws attached hereto as Exhibits A and B. The parties currently intend EDCO to be a limited liability company organized pursuant to the Laws of the State of Delaware. Upon the organization of EDCO, BHW or BHIL and INFO shall cause EDCO to ratify and accept this Master Transaction Agreement and the Related Agreements and perform the duties and obligations set forth therein.

2.1.2 In exchange for $16.5 million cash and contributing the BHIL Contributed Business to EDCO, BHIL will receive seven thousand three hundred (7,300) shares of the Stock of EDCO.

2.1.3 In exchange for contributing the INFO Contributed Business to EDCO, INFO will receive from EDCO a cash payment of $20 million and two thousand seven hundred (2,700) shares of the Stock of EDCO. The cash payment shall be by wire transfer of immediately available funds to a bank account designated by INFO in writing.

2.2   CAPITALIZATION AGREEMENTS.

2.2.1 The INFO Capitalization Agreement and the BHIL Capitalization Agreement shall be executed and delivered at Closing by, in the case of the INFO Capitalization Agreement, INFO and EDCO and, in the case of the BHIL Capitalization Agreement, by BHIL and EDCO. Each of the Capitalization Agreements shall be substantially in the form of the Bill of Sale, Assignment and

Assumption and Indemnity Agreement, a form of which is attached hereto Exhibit C, and which shall be referred to as the Capitalization Agreements when completed as appropriate with the name of the proper parties and when the appropriate Schedules, as contemplated by this Subsection 2.2.1, are attached thereto. The Capitalization Agreements shall provide for:

         (a)  the transfer of assets to EDCO listed:

              (i) in the case of assets to be contributed by BHIL, on Schedule BHW1 hereto, and

              (ii)      in the case of assets to be contributed by INFO, on
                        Schedule INFO1 hereto; and

         (b) the assignment to EDCO and assumption by EDCO of the contracts and related obligations listed:

              (i) in the case of contracts and related obligations to be transferred to EDCO by BHIL, on Schedule BHW2 hereto, and

              (ii) in the case of contracts and related obligations to be transferred to EDCO by INFO, on Schedule INFO2 hereto; and

         (c) the assignment to EDCO and assumption by EDCO of the liabilities and other obligations listed:

              (i) in the case of liabilities and other obligations to be assumed by EDCO from BHIL, on Schedule BHW3 hereto, and

              (ii) in the case of liabilities and other obligations to be assumed by EDCO from INFO, on Schedule INFO3 hereto.

2.3   BHIL SERVICES AGREEMENT.

2.3.1 At Closing, BHW will cause BHIL to enter into a BHIL Technical Services Agreement with EDCO containing the terms set forth in Exhibit D-1 and in substantially the form set forth in Exhibit P.

2.3.2 At Closing, BHW will cause BHIL to enter into a BHIL Non-Technical Support Services Agreement with EDCO containing the terms set forth on Exhibit D-2 and in substantially the form set forth in Exhibit P.

2.3.3 At Closing, BHW will cause BHIL to enter into a Representation Agreement with EDCO containing the terms set forth on Exhibit D-3 and in substantially the form set forth in Exhibit P.

2.4      EDCO SERVICES AGREEMENT.

2.4.1 At Closing, EDCO will enter into the EDCO Technical Services Agreement with INFO containing the terms set forth on Exhibit E-1 and in substantially the form set forth in Exhibit P.

2.4.2 At Closing, EDCO will enter into an EDCO Non-Technical Support Services Agreement containing the terms set forth in Exhibit E-2, in substantially the form set forth in Exhibit P.

2.4.3 At Closing, EDCO will enter into a Service Agreement with BHIL pursuant to which EDCO will perform all services required under the customer contracts transferred to EDCO by BHIL and BHIL in exchange will pay EDCO $3.5 Million for such services.

2.5      INFO TRANSITION SUPPORT SERVICES.

For a period of six months following Closing, EDCO and INFO will provide certain support services at no charge for up to six (6) months on terms set forth in Exhibit E-2 hereto. It is expected that INFO will establish its own support functions that are separate and independent from EDCO, BHIL and BHW. In a similar manner, it is expected EDCO will establish its own support functions that are separate and independent from BHW and BHIL.

2.6      BHIL LICENSE AGREEMENTS.

At Closing, BHW will cause BHIL to license to EDCO, pursuant to the BHIL Content License Agreement and the BHIL Software License Agreement containing the terms set forth in Exhibits F and G and in substantially the form set forth in Exhibit Q.

2.7      EDCO AND INFO LICENSE AGREEMENTS.

2.7.1 At Closing, EDCO will enter into the EDCO Content License Agreement and the EDCO Software and Technology License Agreement with INFO containing the terms of Exhibits H and I and in substantially the form set forth in Exhibit Q.

2.7.2 At Closing, INFO will enter into the INFO Sleuth Software and Technology License with BHIL and EDCO, containing the terms of Exhibit J-2 and in substantially the form set forth in Exhibit Q.

2.8      ONLINE PUBLISHING ASSET PURCHASE AGREEMENT.

2.8.1 At Closing, BHW will cause BHIL to purchase all of the assets owned or used in the INFO

Online Publishing Business and assume select liabilities and obligations of the INFO Online Publishing Business, including but not limited to accounts receivable, customer contracts, customer data bases, domain names, trade names and trademarks or intellectual property and software, hardware, patents, process and know-how, employee records, sales orders, supplies, inventories, fixed assets, software development processes, training procedures, vendor records, prepaid amounts, customer deposits, service contracts, and any other rights or arrangements, and normal trade payables which relate exclusively to or arise from INFO Online Publishing Business pursuant to a Bill of Sale, Assignment and Assumption and Indemnity Agreement in the form of Exhibit C. The assets, contracts and other obligations and liabilities to be transferred will include those listed on Schedules OPB1, OPB2 and OPB3, respectively.

2.8.2 If required by BHIL, INFO will use reasonable best efforts to cause a sufficient number of its employees join BHIL so that the INFO Online Publishing Business can continue to operate in the ordinary course. BHIL will provide appropriate compensation, benefit, and incentive package offers to the INFO employees subject to this paragraph.

2.8.3 BHIL will license to INFO and EDCO the Online Publishing software and related technology pursuant to the Online Publishing License Agreement containing the terms set forth in Exhibit J-1 and in substantially the form attached hereto as Exhibit Q.

2.8.4 In addition to the consideration set forth in Section 2.1.2 BHW will cause BHIL to pay INFO $2 million at closing for the INFO Online Publishing Business. The cash payment shall be by wire transfer of immediately available funds to a bank account designated by INFO in writing.

2.9      COVENANT NOT TO COMPETE.

2.9.1 At Closing, each of BHIL and INFO will enter into Noncompetition Agreements in the form of Exhibits N and L.

2.9.2 At Closing, EDCO will enter into a Noncompetition Agreement with each of BHIL and INFO in the form of Exhibit M and EDCO and INFO will enter into a Noncompetition Agreement with BHIL in the form of Exhibit O hereto.

2.10     OTHER DOCUMENTS.

              At Closing, the parties will execute and deliver all of the other documents and agreements required to be delivered on or prior to Closing pursuant to this Master Transaction Agreement and the Related Agreements.

2.11     DEFINITIVE AGREEMENTS.

              Immediately following the execution of this Master Transaction Agreement and continuing until the earlier of the agreement by the Parties of the form of all Related Agreements or the Closing, the Parties agree to negotiate in good faith the final definitive form of all Related Agreements. In the event, however, that the Parties have been unable to agree on the definitive form of one or more of the Related Agreements prior to Closing, the Closing will occur notwithstanding such fact and the terms set forth on the respective Exhibits hereto shall be deemed to be the definitive form of such agreement and any court or arbitrators construing the terms of the contractual commitments set forth on such Exhibits are deemed to contain commercially reasonable terms for any provision not set forth specifically on the respective Exhibits which is necessary for a complete understanding of the contractual commitments represented thereby.

2.12     CLOSING.

              The contribution of assets to, and the assumption of liabilities by, EDCO and the issuance of the Stock to INFO and BHW contemplated by this Master Transaction Agreement (the "Closing") shall take place at the offices of McDermott, Will & Emery on the later of September 1, 1999 or the fifth Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties contemplated hereby commencing at 10:00 a.m., local time on such date, or at such other date or time or other place as the parties may mutually agree upon in writing, such date being hereinafter referred to as the "Closing Date." Notwithstanding the foregoing, if all of the conditions to Closing as set forth in Articles VI and VII have been satisfied or waived, the Closing shall occur no later than December 31, 1999. Upon consummation, the Closing shall be deemed to take place as of the opening of business on the Closing Date.


                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF INFO

              INFO and INFO Corporation, jointly and severally, hereby represent and warrant to BHW as of the date hereof as set forth below. The representations and warranties set forth below shall survive the Closing.

3.1      AUTHORITY.

              INFO has full capacity, right, corporate power and authority without the consent of any other Person, to execute and deliver this Master Transaction Agreement and the Related

Agreements and to carry out the transactions contemplated hereby and thereby, including the right to sell the INFO Online Publishing Business to BHIL. INFO Corporation has full capacity, right, corporate power and authority, without the consent of any other Person other than INFO (which consent has been given), to execute and deliver:

         (a)  this Master Transaction Agreement,

         (b)  the INFO Capitalization Agreement, and

         (c) any other agreement to which it is a party as contemplated by this Master Transaction Agreement.

              (collectively, the "INFO Related Agreements"), and to carry out the transactions contemplated hereby and thereby and to acquire, own and hold of record and beneficially 27% of the Stock. Except with respect to the approval of the shareholders of INFO, all corporate and other acts or proceedings required to be taken by INFO and INFO Corporation to authorize the execution, delivery and performance of this Master Transaction Agreement, the INFO Related Agreements and the documents to be delivered at Closing and all transactions contemplated hereby and thereby have been duly and properly taken.

3.2      VALIDITY.

3.2.1 Subject to Section 2.11, this Master Transaction Agreement and the INFO Related Agreements have been, and the documents to be delivered at Closing will be, duly executed and delivered by each of INFO and INFO Corporation, as appropriate, and constitute lawful, valid and legally binding obligations of each of them, enforceable in accordance with their respective terms.

3.2.2 The execution and delivery of this Master Transaction Agreement and the INFO Related Agreements and the consummation of the transactions contemplated hereby and thereby will not result in the creation of any lien, charge or encumbrance of any kind or the termination or acceleration of any indebtedness or other obligation of INFO or INFO Corporation and are not prohibited by, do not violate or conflict with any provision of, do not constitute a default under or a breach of and do not impair the rights under:

         (a) the Certificate of Incorporation or By-laws of INFO or INFO Corporation,

         (b)  any Contract,

         (c) any order, writ, injunction, decree or judgment of any court or governmental agency, or

         (d)  any Law applicable to INFO or INFO Corporation.

3.2.3 Except for filings required by the Hart-Scott-Rodino Act and the Securities Act, no approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by INFO or INFO Corporation, as appropriate, of this Master Transaction Agreement and the INFO Related Agreements or the consummation by INFO or INFO Corporation of the transactions contemplated hereby and thereby.

3.3      DUE ORGANIZATION.

              INFO and INFO Corporation are each corporations duly organized, validly existing and in good standing under the Laws of the Commonwealth of Pennsylvania, and has full corporate power and authority and all requisite licenses, permits and franchises to own, lease and operate its assets and to carry on its business.

3.4      FINANCIAL INFORMATION.

              The financial information provided to BHW is accurate and complete in all material respects, in accordance with the books of accounts and records of INFO and prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby.

3.5      BROKERS AND FINDERS.

              Except for the fees and expenses payable to Allen & Company, which fees are reflected in its agreement with INFO, neither INFO nor INFO Corporation has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of INFO or INFO Corporation to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby. Except for the fees and expenses paid or payable to Allen & Company, there is no claim for payment by INFO or INFO Corporation of any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations related to this Master Transaction Agreement or the consummation of the transactions contemplated hereby.

3.6      OPINION OF FINANCIAL ADVISOR.

              The financial advisor of INFO, Allen & Company, has rendered an opinion to the Board of Directors of INFO to the effect that, as of the date thereof, the consideration to be received by INFO in connection with the transactions contemplated hereby is fair from a financial point of view to INFO.

3.7      INFORMATION FOR PROXY STATEMENT.

              None of the information concerning INFO included in or incorporated by reference into the Proxy Statement to be filed with the SEC by INFO in connection with the shareholder meeting of INFO to be held in connection with this Master Transaction Agreement and the transactions contemplated hereby will, at the date mailed to shareholders, or at the time of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will, as of its mailing date, comply as to form in all material respects with all Laws, including the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by INFO with respect to information supplied by BHW for inclusion therein.

3.8      BOARD APPROVAL.

3.8.1 The Board of Directors of INFO has taken affirmative action to consider and analyze a long-term strategy for INFO, taking into account the fairness opinion of their investment banker made pursuant to Section 3.6, and has concluded that the best interest of INFO's shareholders are best served by pursuing a long-term strategic alliance with BHW as set forth in Article 2 of this Master Transaction Agreement; provided, however, that INFO shall remain free to pursue the sale of any portion of its remaining assets as long as such sale does not negatively impact INFO's ability to perform the agreements contemplated herein.

3.9      REPRESENTATIONS AND WARRANTIES

              The representations and warranties of INFO Corporation which will be set forth in the INFO Capitalization Agreement shall be true and correct; provided, however, that following the Closing Date, the remedies for breach of such representations and warranties shall be governed by the INFO Capitalization Agreement.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF BHW AND BHIL

BHW and BHIL, jointly and severally, hereby represent and warrant to INFO as of the date hereof as set forth below. The representations and warranties set forth below shall survive the Closing.

4.1      AUTHORITY.

              BHW and BHIL have full capacity, right, corporate power and authority, without the consent of any other Person, to execute and deliver this Master Transaction Agreement. BHIL has full capacity, right, corporate power and authority, without the consent of any Person other than BHW (which consent has been given) to execute and deliver:

         (a)  the BHIL Capitalization Agreement,

         (b)  the BHIL Services Agreement, and

         (c) any other agreement to which BHIL is a party contemplated by this Master Transaction Agreement

(collectively, the "BHW Related Agreements"), and to carry out the transactions contemplated hereby and thereby and to acquire, own and hold of record and beneficially 73% of the Stock. All corporate and other acts or proceedings required to be taken by BHW or BHIL to authorize the execution, delivery and performance of this Master Transaction Agreement, the BHW Related Agreements and the documents to be delivered at Closing and all transactions contemplated hereby and thereby have been duly and properly taken.

4.2      VALIDITY.

4.2.1 Subject to Section 2.11, this Master Transaction Agreement and the BHW Related Agreements have been, and the documents to be delivered at Closing will be, duly executed and delivered by BHW or BHIL, as appropriate, and constitute lawful, valid and legally binding obligations of BHW or BHIL, as appropriate, enforceable in accordance with their respective terms.

4.2.2 The execution and delivery of this Master Transaction Agreement and the BHW Related Agreements and the consummation of the transactions contemplated hereby and thereby will not result in the creation of any lien, charge or encumbrance of any kind or the termination or acceleration of any indebtedness or other obligation of BHW or BHIL and are not prohibited by, do not violate or conflict with any provision of, do not constitute a default under or a breach of and do not impair the rights under:

         (a)  the Certificate of Incorporation or By-laws of BHW or BHIL,

         (b)  any Contract,

         (c) any order, writ, injunction, decree or judgment of any court or governmental agency, or

         (d)  any Law applicable to BHW or BHIL.

4.2.3 Except for filings required by the Hart-Scott-Rodino Act and the Securities Act, no approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by BHW or BHIL, as appropriate, of this Master Transaction Agreement and the BHW Related Agreements or the consummation by BHW or BHIL of the transactions contemplated hereby and thereby.

4.3      DUE ORGANIZATION.

              BHW and BHIL are each corporations duly organized, validly existing and in good standing under the Laws of the State of Delaware, and each has full corporate power and authority and all requisite licenses, permits and franchises to own, lease and operate its respective assets and to carry on its respective business.

4.4      FINANCIAL INFORMATION.

              The financial information provided to INFO is accurate and complete in all material respects, in accordance with the books of account and records of BHIL and prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby.

4.5      BROKERS AND FINDERS.

              Except for the fees and expenses payable to BT Wolfenson which fees are reflected in its agreement with BHW, neither BHW nor BHIL has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of BHW or BHIL to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby. Except for the fees and expenses paid or payable to BT Wolfenson there is no claim for payment by BHW or BHIL of any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations related to this Master Transaction Agreement or the consummation of the transactions contemplated hereby.

4.6      INFORMATION SUPPLIED FOR PROXY STATEMENT.

              None of the information supplied or to be supplied by BHW for inclusion or incorporation by reference in the Proxy Statement to be filed with the SEC by INFO in connection with the shareholder meeting of INFO to be held in connection with this Master Transaction Agreement and the transactions contemplated hereby will, at the date mailed to shareholders, or at the time of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

4.7      REPRESENTATIONS AND WARRANTIES

              The representations and warranties of BHIL which will be set forth in the BHIL Capitalization Agreement shall be true and correct; provided, however, that following the Closing Date, the remedies for breach of such representations and warranties shall be governed by the BHIL Capitalization Agreement.


                                    ARTICLE V

                               INTERIM AGREEMENTS

5.1      INTERIM CONDUCT OF THE CONTRIBUTED BUSINESS.

5.1.1 From the date hereof until the Closing, each of INFO, BHIL and BHW shall preserve, protect and maintain their respective Contributed Business consistent with current practice and in the ordinary course of business. Without limiting the generality of the foregoing, from the date hereof until the Closing, except for transactions specifically contemplated hereby or expressly approved in writing by the other party, INFO, BHIL and BHW shall, with respect to their respective Contributed Business:

         (a) maintain the properties of their respective Contributed Business and Contributed Assets in good repair, order and condition, reasonable wear and tear excepted;

         (b) maintain and keep in full force and effect all insurance on assets and property or for the benefit of employees of their respective Contributed Business, all liability and other casualty insurance, and all bonds on personnel of the Contributed Business, presently carried;

         (c) not sell, lease or otherwise dispose of or agree to sell, lease, license or otherwise dispose of, or restrict, or grant an option with respect to, any of their respective Contributed Business' assets, properties, rights or claims, except for inventory and other assets sold in the ordinary course of business;

         (d) preserve intact the organization and reputation of their respective Contributed Business and use its reasonable commercial efforts to keep available the services of the present executives, employees and agents of their respective Contributed Business and preserve the good will of suppliers, customers and others having business relationships with such Contributed Business;

         (e) pay accounts payable and other obligations of their respective Contributed Business when they become due and payable in the ordinary course of business consistent with prior practice;

         (f) not grant any security interest, lien, charge, encumbrance or claim on any assets of the Contributed Business, except in the ordinary course of business and consistent with prior practice;

         (g) maintain the Contributed Business' books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years;

         (h) not enter into, amend or terminate, or agree to enter into, amend or terminate any Contract; provided, however, that the foregoing shall not prohibit the termination, extension or any amendment (which is not material) of any Contract necessary to the Contributed Business arising in the ordinary course of business and consistent with past practice;

         (i) perform in all material respects all of its obligations under all Contracts and other agreements and instruments relating to or affecting the Contributed Business or its assets, and comply in all material respects with all Laws applicable to the Contributed Assets, except where non-performance or non-compliance would not have a Material Adverse Effect;

         (j) not enter into, amend or terminate any employment, bonus, severance or retirement contract or arrangement, nor increase any salary or other form of compensation payable or to become payable to any executives or employees of the Contributed Business other than in the ordinary course of business or any material change in the employee benefits of the Contributed Business;

         (k) not take any action or intentionally omit to take any action, which action or omission would result in a breach of any of the representations and warranties set forth under the BHIL Capitalization Agreement or the INFO Capitalization Agreement, as the case may be, or in the failure or inability of the parties to consummate the transactions contemplated hereby; or

         (l) not incur or become subject to, nor agree to incur or become subject to, any debt, obligation or liability, contingent or otherwise, except for borrowings under or refinancing of, the existing credit facilities of INFO, BHW or BHIL, as the case may be, or current liabilities and contractual obligations in the ordinary course.

5.1.2 From the date hereof until the Closing, INFO shall preserve, protect and maintain the INFO

Online Publishing Business, consistent with current practice and in the ordinary course of business. Without limiting the generality of the foregoing, from the date hereof until the Closing, except for transactions specifically contemplated hereby or expressly approved in writing by BHW, INFO shall, with respect to the INFO Online Publishing Business:

         (a) maintain the properties of INFO Online Publishing Business and assets related thereto in good repair, order and condition, reasonable wear and tear excepted;

         (b) maintain and keep in full force and effect all insurance on assets and property or for the benefit of employees of INFO Online Publishing Business, all liability and other casualty insurance, and all bonds on personnel of the INFO Online Publishing Business, presently carried;

         (c) not sell, lease or otherwise dispose of or agree to sell, lease, license or otherwise dispose of, or restrict, or grant an option with respect to, any of the INFO Online Publishing Business' assets, properties, rights or claims, except for inventory and other assets sold in the ordinary course of business;

         (d) preserve intact the organization and reputation of the INFO Online Publishing Business and use its reasonable commercial efforts to keep available the services of the present executives, employees and agents of the INFO Online Publishing Business and preserve the good will of suppliers, customers and others having business relationships with the INFO Online Publishing Business;

         (e) pay accounts payable and other obligations of the INFO Online Publishing Business when they become due and payable in the ordinary course of business consistent with prior practice;

         (f) not grant any security interest, lien, charge, encumbrance or claim on any assets of the INFO Online Publishing Business, except in the ordinary course of business and consistent with prior practice;

         (g) maintain the INFO Online Publishing Business' books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years;

         (h) not enter into, amend or terminate, or agree to enter into, amend or terminate any Contract; provided, however, that the foregoing shall not prohibit the termination, extension or any amendment (which is not material) of any Contract necessary to the INFO Online Publishing Business arising in the ordinary course of business and consistent with past practice;

         (i) perform in all material respects all of its obligations under all Contracts and other agreements and instruments relating to or affecting the INFO Online Publishing Business or its assets, and comply in all material respects with all Laws applicable to the assets of the INFO Online Publishing Business, except where non-performance or non-compliance would not have a Material Adverse Effect;

         (j) not enter into, amend or terminate any employment, bonus, severance or retirement contract or arrangement, nor increase any salary or other form of compensation payable or to become payable to any executives or employees of the INFO Online Publishing Business other than in the ordinary course of business or any material change in the employee benefits of the INFO Online Publishing Business;

         (k) not take any action or intentionally omit to take any action, which action or omission would result in a breach of any of the representations and warranties set forth under the INFO Online Publishing Bill of Sale, Assignment and Assumption and Indemnity Agreement or in the failure or inability of the parties to consummate the transactions contemplated hereby; or

         (l) not incur or become subject to, nor agree to incur or become subject to, any debt, obligation or liability, contingent or otherwise, except for borrowings under or refinancing of, the existing credit facilities of INFO or current liabilities and contractual obligations in the ordinary course.

5.1.3 Nothing contained in this Master Transaction Agreement shall give INFO, directly or indirectly, rights to control or direct the BHIL Contributed Business. Prior to the Closing Date, BHIL shall exercise, consistent with the terms and conditions of this Master Transaction Agreement, complete control and supervision of its Contributed Business and EDCO.

5.1.4 Nothing contained in this Master Transaction Agreement shall give BHIL, directly or indirectly, rights to control or direct INFO's Contributed Business or the INFO Online Publishing Business. Prior to the Closing Date, INFO shall exercise, consistent with the terms and conditions of this Master Transaction Agreement, complete control and supervision of its Contributed Business and the INFO Online Publishing Business.

5.2      ACCESS.

5.2.1 Subject to applicable Law, BHW and BHIL shall afford to INFO and its accountants, counsel, financial advisors and other representatives (the "INFO Representatives") and INFO shall afford to BHW and BHIL and its accountants, counsel, financial advisors and other representatives (the "BHW Representatives") full access during normal business hours with reasonable notice throughout the period prior to the Closing Date to all of their respective properties, books, contracts, commitments and records and, during such period, shall furnish promptly to one another:

         (a) a copy of each report, schedule and other document filed with or received by any of them from the SEC in connection with the transactions contemplated by this Master Transaction Agreement, and

         (b) such other information concerning their respective businesses, properties and personnel as INFO, BHIL or BHW, as the case may be, shall reasonably request, including all information necessary for either party to make any required filings with the SEC; provided, however, that no investigation pursuant to this Section 5.2 shall amend or modify any representations or warranties made herein or in the Related Agreements or the conditions to the obligations of the respective parties to consummate the transactions contemplated hereby and thereby.

5.2.2 INFO shall hold and shall use its reasonable commercial efforts to cause the INFO Representatives to hold, and BHW and BHIL shall hold and shall use its reasonable commercial efforts to cause BHW Representatives to hold, in strict confidence all non-public documents and information furnished to INFO or to BHW or BHIL, as the case may be, in connection with the transactions contemplated by this Master Transaction Agreement, except that:

         (a) INFO, BHIL and BHW may disclose such information as may be necessary in connection with seeking any required approvals or consents, and

         (b) each of INFO, BHIL and BHW may disclose any information that it is required by Law or judicial or administrative order to disclose.

5.2.3 Neither INFO nor BHW nor BHIL shall use or knowingly permit the use of such non-public information or other confidential or proprietary knowledge of the other party for any purpose other than in connection with the transactions contemplated hereby without the prior consent of the other parties hereto; provided, that any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party without a breach of such third party's duties, shall not be subject to this Section 5.2.

5.2.4 In the event that this Master Transaction Agreement is terminated in accordance with its terms, each party shall promptly redeliver to the other all non-public written material provided pursuant to this Section 5.2 and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by INFO, BHIL or BHW based on the information in such material shall be destroyed (and INFO, BHIL and BHW shall use their respective reasonable commercial efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable commercial efforts) shall be certified in writing by an authorized officer supervising such destruction. The provisions of Subsections 5.2.2, 5.2.3 and
5.2.4 shall survive any termination of this Master Transaction Agreement.

5.3      CORPORATE APPROVAL.

5.3.1 Subject to Section 5.8, the Board of Directors of INFO shall not take any action to amend or modify the resolutions of the INFO Board of Directors related to the subject matter set forth in Section 3.8.

5.3.2 If INFO determines to seek shareholder approval for the transactions contemplated by the Master Transaction Agreement, INFO shall, as promptly as practicable, submit the transactions contemplated by this Master Transaction Agreement and the INFO Related Agreements for the approval of its shareholders at a meeting of shareholders and shall use its reasonable best efforts to obtain shareholder approval and adoption of the transactions contemplated by this Master Transaction Agreement and the INFO Agreements. Such meeting of shareholders shall be held as soon as practicable. INFO shall use its best efforts to cause the Proxy Statement to be mailed to its shareholders at the earliest practicable date. INFO shall, through its Board of Directors, recommend to its shareholders approval of the transactions contemplated by this Master Transaction Agreement.

5.4      AGREEMENTS TO COOPERATE.

Subject to the terms and conditions herein provided, each of the parties hereto shall use best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Master Transaction Agreement, including using its best efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of INFO and BHW and their respective Affiliates, all necessary or appropriate waivers, consents and approvals to effect all necessary filings and submissions and to lift any injunction or other legal bar to the transactions contemplated hereby and contemplated by the Related Agreements. Each party agrees to use all reasonable efforts to comply with each of their respective covenants and agreements contained in the Related Agreements.

5.5      PUBLIC STATEMENTS.

              The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Master Transaction Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement without the prior written approval of the other party, which approval shall not be unreasonably withheld.

5.6      NOTIFICATIONS.

5.6.1 Each party shall notify the other party and keep it advised as to:

         (a) any litigation or administrative proceeding that is either pending or, to its knowledge, threatened against such party which challenges the transactions contemplated hereby;

         (b)  any material damage to or destruction of its Contributed Business;

         (c) any breach of its own representations and warranties set forth herein or in any of the Related Agreements; and

         (d) any fact of which such party has knowledge that indicates that any condition to Closing is reasonably likely not to be satisfied in a timely fashion.

5.6.2 No disclosure by any party pursuant to this Section 5.6, however shall be deemed to amend or supplement any schedules or to prevent or cure any misrepresentations, breach of warranty or breach of covenant contained herein or in the Related Agreements.

5.7      PROXY STATEMENT; SHAREHOLDERS MEETING.

              INFO shall promptly prepare and file with the SEC the Proxy Statement in preliminary form. INFO shall use its best efforts to respond to any comments of the SEC staff with respect thereto, in order to permit mailing to shareholders of the definitive Proxy Statement as promptly as practicable. More specifically, INFO shall (a) file with the SEC the Proxy Statement in preliminary form within three (3) business days or as soon as reasonably practical, but in no event within seven (7) business days of all required financial statements being finalized, and (b) respond to the SEC in writing regarding any comments from the SEC with respect to the Proxy Statement within three (3) business days or as soon as reasonably practical, but in no event within seven (7) business days of the receipt of such comments. Prior to the date of approval of the transactions contemplated hereby by the INFO shareholders, each of INFO and BHW shall correct promptly any information provided by it used in the Proxy Statement that shall have become false or misleading in any material respect and INFO shall take all steps necessary to file with the SEC and have cleared by the SEC any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to the shareholders of INFO to the extent required by applicable Law.

5.8      ALTERNATIVE PROPOSALS.

5.8.1 INFO hereby agrees that after the date hereof and prior to the Closing Date or earlier termination of this Master Transaction Agreement, INFO shall not, and shall not permit any of its Affiliates to, and such party shall, and shall cause each of its Affiliates to, cause each officer, director and employee of such party and its Affiliates, and each attorney, accountant, investment banker, financial advisor and other agent retained by them, not to, directly or indirectly:

         (a) initiate or solicit any discussion in relation to or any inquiries or the submission of any proposal or offer relating to a Change of Control of INFO, whether by merger, share exchange, purchase of stock, purchase of assets, tender offer, joint venture or otherwise, and whether for cash, securities or any other consideration or combination thereof that is inconsistent with or provides a competitive impediment to the transactions contemplated hereby and the ongoing operations and prospects of EDCO as determined by BHW (any such inconsistent or competitive transaction being referred to herein as an "Alternative Transaction"), or

         (b) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, the making of any proposal that constitutes, or may reasonably be expected to or lead to, any Alternative Transaction;

provided, HOWEVER, that prior to the vote of shareholders of INFO for approval and adoption of the transactions contemplated by this Master Transaction Agreement, INFO may take any actions described in the foregoing clause (b) to the extent that the Board of Directors of INFO determines, in good faith after consultation with INFO's investment bankers and outside counsel, that the Alternative Transaction, taken as a whole, is superior to the transactions contemplated by this Master Transaction Agreement.

5.8.2 INFO will immediately cease and cause to be terminated any existing initiation, solicitation, encouragement, discussions or negotiations with parties other than BHW with respect to Alternative Transactions.

5.8.3 If the Board of Directors of INFO receives an Alternative Transaction that, taken as a whole, it determines to be superior to the transactions contemplated by this Master Transaction Agreement, as determined in good faith after consultation with INFO's investment bankers and outside counsel, the Board of Directors may withdraw or modify its approval or recommendation of this Master Transaction Agreement and may (subject to the following sentence) terminate this Master Transaction Agreement, in each case at any time after the fifth business day following BHW's receipt of written notice advising BHW that the Board of Directors of INFO has received an Alternative Transaction that it has determined to be a superior proposal, specifying the principal terms and conditions of such superior proposal and identifying the person making such superior proposal. INFO may terminate this Master Transaction Agreement pursuant to the preceding sentence only if the shareholders of INFO shall not yet have voted upon the Master Transaction Agreement and INFO shall have paid to BHW a termination fee pursuant to Section 8.2.1. In addition to the obligations of INFO set forth in this Section 5.8.3, INFO shall promptly advise BHW orally and in writing of any negotiations or discussions entered into in reliance on the proviso to the first sentence of Section 5.8.1.


                                   ARTICLE VI

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF INFO

         Each and all of the obligations of INFO to consummate the transactions contemplated by this Master Transaction Agreement and the Related Agreements are subject to fulfillment prior to or at the Closing of the following conditions (which conditions may be waived by INFO in its sole and arbitrary discretion):

6.1      SHAREHOLDER APPROVAL.

              The transactions contemplated by this Master Transaction Agreement and the Related Agreements shall have been approved and adopted by the requisite vote of the shareholders of INFO under applicable Law.

6.2      ACCURACY OF WARRANTIES AND PERFORMANCE OF COVENANTS.

              The representations and warranties of BHW or BHIL, as applicable contained herein and in the Related Agreements shall be true, correct and accurate in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as if made on and as of the Closing Date. EDCO, BHIL and BHW shall have performed all of the obligations and complied in all material respects with each and all of the covenants, agreements and conditions required to be performed or complied with on or prior to the Closing pursuant to this Master Transaction Agreement and the BHW Related Agreements.

6.3      NO PENDING ACTION.

              No court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling BHW, BHIL and INFO shall use their commercially reasonable efforts to lift), in each case temporarily or permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Master Transaction Agreement and the Related Agreements.

6.4      CONSENTS.

              All consents by third parties that are required for the consummation of the transactions contemplated hereby, or that are required in order to prevent a breach of or a default under or a termination of any Contract, shall have been obtained or provided for, except where the failure to obtain the same would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on EDCO following the Closing Date.

6.5      REGULATORY APPROVALS.

              All regulatory agencies shall have taken such action as may be required to permit the consummation of the transactions contemplated hereby and such actions shall remain in full force and effect and shall be reasonably satisfactory in form and substance to INFO and its counsel.

6.6      LITIGATION.

              None of BHW, BHIL, INFO, EDCO and any of the Contributed Assets shall have been made a party or subject to any litigation related to the Master Transaction Agreement or the transactions contemplated hereby, which is reasonably expected to have a Material Adverse Effect.

6.7      AUDITED FINANCIAL STATEMENTS.

The audited financial statements of the BHIL Contributed Business for the three years ended December 31, 1998 shall have been completed and shall not be materially different using the same accounting methodologies with respect to revenues from the unaudited financial statements of the BHIL Contributed Business for the three-year period ended December 31, 1998, which unaudited financial statements have been provided to INFO.


                                   ARTICLE VII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF BHW AND BHIL

              Each and all of the obligations of BHW or BHIL, as applicable, to consummate the transactions contemplated by this Master Transaction Agreement and the Related Agreements are subject to fulfillment prior to or at the Closing of the following conditions (which conditions may be waived by BHW in its sole and arbitrary discretion):

7.1      SHAREHOLDER APPROVAL.

              The transactions contemplated by this Master Transaction Agreement and the Related Agreements shall have been approved and adopted by the requisite vote of the shareholders of INFO under applicable Law.

7.2      ACCURACY OF WARRANTIES AND PERFORMANCE OF COVENANTS.

              The representations and warranties of INFO contained herein and in the Related Agreements shall be true, correct and accurate in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as if made on and as of the Closing Date. EDCO and INFO shall have performed all of the obligations and complied in all material respects with each and all of the covenants, agreements and conditions required to be performed or complied with on or prior to the Closing pursuant to this Master Transaction Agreement and the INFO Related Agreements.

7.3      NO PENDING ACTION.

              No court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling BHW, BHIL and INFO shall use their commercially reasonable efforts to lift), in each case temporarily or permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Master Transaction Agreement and the Related Agreements.

7.4      CONSENTS.

              All consents by third parties that are required for the consummation of the transactions contemplated hereby, or that are required in order to prevent a breach of or a default under or a termination of any Contract, shall have been obtained or provided for, except where the failure to obtain the same would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on EDCO or the INFO Online Publishing Business following the Closing Date.

7.5      REGULATORY APPROVALS.

              All regulatory agencies shall have taken such action as may be required to permit the consummation of the transactions contemplated hereby and such actions shall remain in full force and effect and shall be reasonably satisfactory in form and substance to BHW and its counsel.

7.6      LITIGATION.

              None of INFO, BHIL, BHW, EDCO and any of the Contributed Assets shall have been made a party or subject to any litigation related to this Master Transaction Agreement or the transactions contemplated hereby, which is reasonably expected to have a Material Adverse Effect.

7.7      AUDITED FINANCIAL STATEMENTS.

              The audited financial statements of the INFO Contributed Business for the three years ended December 31, 1998 shall have been completed and shall not be materially different with respect to revenues from the unaudited financial statements of the INFO Contributed Business for the three-year period ended December 31, 1998, which unaudited financial statements have been provided to BHW.


                                  ARTICLE VIII

                     TERMINATION BY PARTIES PRIOR TO CLOSING

8.1      TERMINATION.

              This Master Transaction Agreement and the Related Agreements may be terminated and the transactions contemplated herein and therein may be abandoned at any time prior to the Closing:

         (a)  by mutual written consent of the parties hereto;

         (b) by either INFO or BHW in the event that the Closing does not occur for any reason on or before December 31, 1999; provided, however, that if the Closing does not occur due to the act or omission of one of the parties or, in the case of INFO, the failure of the conditions set forth in Article VII to be satisfied and in the case of BHW, the failure of the conditions set forth in Article VI to be satisfied, that party may not terminate this Master Transaction Agreement pursuant to the provisions of this paragraph (b);

         (c) by INFO, upon material breach by BHW of this Master Transaction Agreement which breach is not cured within 30 days of notice thereof;

         (d) by BHW, upon material breach by INFO of this Master Transaction Agreement which breach is not cured within 30 days of notice thereof;

         (e)  by BHW, if the INFO Board of Directors or committee thereof shall:

              (i) have resolved to accept or recommend to the INFO shareholders an Alternative Proposal, or

              (ii) have withdrawn or adversely modified or taken a public position materially inconsistent with its approval or recommendation to the shareholders of INFO of the transactions contemplated hereby, or

              (iii) not have submitted this Master Transaction Agreement and the transactions contemplated hereby for the approval of its shareholders at a meeting of shareholders to be held on or prior to October 31, 1999 (or such other later date as mutually agreed to in writing by the parties as a result of action or inaction by the SEC solely and exclusively with respect to the transactions contemplated hereby) and used its reasonable best efforts to obtain such shareholder approval;

         (f)  by BHW, if:

              (i)       a Change of Control of INFO shall have occurred, or

              (ii) a tender offer or exchange offer shall have been commenced or publicly announced that, if consummated, would have the effect of a Change of Control of INFO; or

         (g)  by INFO, if:

              (i)       a Change of Control of BHW shall have occurred, or

              (ii) a tender offer or exchange offer shall have been commenced or publicly announced that, if consummated, would have the effect of a Change of Control of BHW; and

         (h) by INFO or BHW, if the approval of the shareholders of INFO contemplated by Section 5.3 is not obtained at the applicable shareholders meeting, including adjournments thereof, prior to November 1, 1999.

Any right of termination set forth above shall be exercised by written notice from the terminating party to the other party.

8.2      TERMINATION FEES.

8.2.1 If this Master Transaction Agreement is terminated by BHW pursuant to
Section 8.1(e), then INFO shall pay BHW a fee of $4.0 million. If the Master Transaction Agreement is terminated (i) by BHW pursuant to Section 8.1(b), (d) or (h) or (ii) by INFO pursuant to Section 8.1(h), and within 120 days of any such termination by either party, as applicable, INFO enters into or announces an agreement or an intent to enter into an agreement for the sale, assignment or transfer of all or substantially all of the INFO Contributed Business with a third Person, then INFO shall pay to BHW a fee of $4.0 Million. Any such amount shall be paid in cash by wire transfer in immediately available funds not later than five (5) Business Days after the obligation to make such payment arises. In the event that INFO is not in a position to make the $4.0 million payment in full because of a lack of available funds as evidenced by the appropriate corporate records of INFO, the parties will agree to a payment schedule including interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. plus five (5) percentage points (500 basis points) from the date such fee was required to be paid. Any remaining unpaid amount shall become immediately due and payable in full upon the closing of any sale, assignment or transfer of all or substantially all of the INFO Contributed Business. If INFO fails to promptly pay to BHW any fee when due under this
Section 8.2, then INFO shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. plus five (5) percentage points (500 basis points) from the date such fee was required to be paid.

8.2.2 This Section 8.2 is the sole and exclusive remedy with respect to a termination of this Master Transaction Agreement and the transactions contemplated hereby pursuant to Section 8.1. In the event this Master Transaction Agreement is terminated and the termination fee is paid pursuant to
Section 8.2, no claim for breach of contract and representation and warranty and failure to perform or satisfy any covenant, agreement or other obligation contained in this Master Transaction Agreement or the Related Agreements shall survive.

8.3      EFFECT OF TERMINATION.

In the event of any termination of this Master Transaction Agreement as provided above, this Master Transaction Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of any party, its Affiliates or their respective officers or directors; provided, however, that upon any such termination the obligations of the parties with respect to this Article VIII (including Section 8.2), Subsections 5.2.2, 5.2.3, 5.2.4, Sections 3.5, 3.7, 4.5, 4.6, 9.2 and 11.3 and the Mutual Confidentiality and Nondisclosure Agreement previously entered into by and between INFO and BHIL shall remain in full force and effect and provided, further, that subject to the provisions of Subsection 8.2.2, nothing herein will relieve any party from liability for damages for any breach of covenants or representations and warranties of this Master

Transaction Agreement prior to Closing.


                                   ARTICLE IX

                             POST CLOSING AGREEMENTS

9.1      WORKING CAPITAL.

9.1.1 Working Capital is expected to be funded by EDCO on a stand-alone basis if possible. If not possible, the respective shareholders of EDCO will have the option and right to lend cash to EDCO on a pro rata basis to support EDCO in the short term (less than one year) at market rates.

9.1.2 If one of the respective shareholders of EDCO elects not to lend cash (short or long-term) on a pro rata basis, then the other shareholders may at their option provide the financing, which may be convertible into equity ownership (based on the then current capital structure of EDCO, utilizing a similar valuation methodology as the one driving the transactions contemplated hereby) thereby increasing the ownership position of that shareholder in EDCO. The amount and duration (i.e., short or long-term) will be approved by the EDCO Board of Directors. For purposes of this paragraph, pro rata means the then current equity ownership positions of the respective shareholders.

9.2      CONFIDENTIALITY.

9.2.1 INFO shall hold and shall use its reasonable commercial efforts to cause the INFO Representatives to hold, and BHW and BHIL shall hold and shall use their reasonable commercial efforts to cause BHW Representatives to hold, in strict confidence all non-public documents and information furnished to INFO or to BHW or BHIL, as the case may be, in connection with the ownership, governance or operation of EDCO except that each of INFO, BHIL and BHW may disclose any information that it is required by Law or judicial or administrative order to disclose.

9.2.2 Neither INFO, BHIL nor BHW shall use or knowingly permit the use of such non-public information or other confidential or proprietary knowledge of EDCO for any purpose other than in connection with the strategic alliance contemplated hereby without the prior consent of the other parties hereto; provided, that any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party without a breach of such third party's duties, shall not be subject to this Section 9.2.

9.2.3 In the event that either party ceases to be a shareholder of EDCO, such party shall promptly deliver to EDCO all non-public written material provided and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by INFO, BHIL or BHW based on the information in such material shall be destroyed (and INFO, BHIL and BHW shall use their respective reasonable commercial efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable commercial efforts) shall be certified in writing by an authorized officer supervising such destruction. The provisions of Subsections 9.2.1, 9.2.2 and 9.2.3 shall survive any termination of this Master Transaction Agreement.

9.3      EDCO BOARD OF DIRECTORS.

              BHIL anticipates the EDCO Board of Directors will consist of eight
(8) members, six (6) to be named by BHW and two (2) to be named by INFO. The Chairman of the Board will be James P. Roemer, BHW's Chairman, CEO & President. Other members will likely be Joseph Reynolds, BHIL CEO, and Nils Johansson, BHW Executive Vice President & CFO. It is also expected that Van Morris, INFO CEO & President will serve as EDCO CEO & President, at least on an interim basis. In order to facilitate a smooth transition of the INFO Contributed Business and BHIL Contributed Business into EDCO, BHW and BHIL agree that Mr. Morris will not be terminated from his position as CEO & President of EDCO or a position responsible for a smooth transition of the INFO Contributed Business and BHIL Contributed Business into EDCO for six (6) months from the date he assumes such position, termination for cause excepted. The headquarters of EDCO shall be initially located in Wayne, Pennsylvania.

9.4      INFO END-USER BUSINESS.

9.4.1 As of the Closing Date, INFO grants to EDCO a right of first refusal to acquire the INFO End-user Business but only for the acquisition of such business by itself as a stand alone business or asset and not as part of a Change of Control of INFO. For a period of two (2) years from the Closing Date, INFO may not effect, cause to be effected or permit any Transfer of the INFO End-User Business, except in accordance with the provisions set forth in this Agreement. Any Transfer not complying with the provisions of this Agreement shall not be effective for any purpose and any purported transferee of such a Transfer shall not acquire any right or interest in the INFO End-User Business.

         (a) INFO may Transfer the INFO End-User Business pursuant to a third-party offer which INFO reasonably establishes is bona fide (the "OFFER"), provided that (x) INFO gives EDCO prior written notice (the "ORIGINAL NOTICE"), (y) the rights of first refusal granted hereunder are not exercised and (z) all other conditions of this Section 9.4.1 are met.

         (b) The Original Notice shall state the terms and conditions of the proposed sale (including the purchase price for the INFO End-User Business to be Transferred, and the name, business and residential address of the proposed Transferee) and shall have attached any documentation related to the Offer and the proposed sale. The Original Notice shall include the names and addresses of the following: if the proposed

              Transferee is (A) a corporation, the officers and directors of the corporation; (B) a partnership, any limited partners and general partners of the partnership; (C) a limited liability company, all members of the limited liability company and (D) a trust, the trustee and beneficiaries.

         (c) Within thirty (30) days after the date of the Original Notice, EDCO may elect to purchase the INFO End-User Business at the price specified in the Original Notice. Neither INFO nor any of the directors elected by INFO may be involved in any capacity in EDCO's election. EDCO shall evidence its election to purchase by written notice to INFO. Unless otherwise agreed upon, the closing of the sale for the INFO End-User Business shall be within sixty
              (60) days from the date the written notice is delivered to INFO.

         (d) If EDCO does not elect to purchase the INFO End-User Business within thirty (30) days after the date of Original Notice, then the INFO may Transfer the INFO End- User Business in accordance with the Offer. If the INFO End-User Business is not then Transferred within ninety (90) days from the date of the Original Notice on the same terms set forth in the Original Notice, all restrictions contained in this Agreement again shall apply to the INFO End-User Business, and any subsequent Transfer of the INFO End-User Business shall be made only in compliance with this Agreement.

9.4.2 For a period of two (2) years after Closing, if the right of first refusal described above in 9.4.1 has not been exercised, EDCO shall have an exclusive call option to acquire the INFO End-user Business from INFO. The purchase price shall be equal to the preceding 12 months net revenue for the INFO End-user Business multiplied by 2.0 and shall be paid in immediately available funds to INFO at the closing of the Transfer of the INFO End-User Business to EDCO.

9.5      EMPLOYEES.

9.5.1 INFO will use its reasonable best efforts to ensure that a sufficient number of its employees join EDCO so that the INFO Contributed Business can continue to operate in the ordinary course consistent with past practice. EDCO will provide appropriate compensation, benefit, and incentive package offers to the INFO employees subject to this paragraph.

9.5.2 BHW will use its reasonable best efforts to ensure that a sufficient number of BHIL's employees in the areas of sales, marketing, publishing and product development join EDCO so that these functions can continue to operate in the ordinary course. EDCO will provide appropriate compensation, benefit, and incentive package offers to the BHIL employees subject to this paragraph.

9.5.3 Between the date hereof and the Closing Date, INFO will not solicit for employment or employ any employee of BHIL or any of its Affiliates, or request, induce or advise any employee to leave the employ of BHIL or any of its Affiliates.

9.5.4 Between the date hereof and the Closing Date, neither BHW nor BHIL will solicit for employment or employ any employee of INFO or any of its Affiliates, or request, induce or advise any employee to leave the employ of INFO or any of its Affiliates.

9.6      RECORDS AND DOCUMENTS.

              Subject to the confidentiality provisions contained in this
Article IX, following the Closing Date, EDCO shall grant to each party and its representatives, at such party's reasonable request, reasonable access to and the right to make copies at its expense of those records and documents of EDCO's Business as may be reasonably necessary for litigation, preparation of financial statements, and tax returns and audits.


                                    ARTICLE X

                             DISSOLUTION OF ALLIANCE

10.1     BHW CALL.

              Commencing on the third anniversary after the Closing Date and continuing until the earlier to occur of:

         (a)  the closing of an underwritten public equity offering of EDCO, or

         (b) any event which results in either a Change of Control of either party or a change of more than twenty percent (20%) in the percentage ownership of either party in EDCO,

BHW will have a Call Option to buy INFO's equity position in EDCO at a valuation determined by a fair value appraisal (with no discount applied for illiquidity or minority interest).

10.2     INFO PUT.

              Commencing on the third anniversary after the Closing Date and continuing until the earlier to occur of:

         (a)  the closing of an underwritten public equity offering of EDCO, or

         (b) any event which results in either a Change of Control of either party or a change of more than twenty percent (20%) in the percentage ownership of either party in EDCO,

INFO will have a Put Option to sell its equity position in EDCO to BHW at a valuation determined by a fair value appraisal (with no discount applied for illiquidity or minority interest).

10.3     RIGHT OF FIRST OFFER.

              As of the Closing Date and up to the date EDCO becomes a publicly traded company on the New York Stock Exchange or the Nasdaq Stock Market, INFO grants BHW a right of first offer to acquire INFO's equity interest in EDCO but only for the acquisition of such equity interest in EDCO by itself on a stand alone basis and not as part of a Change of Control of INFO. INFO may not affect, or cause to be affected any Transfer of its equity interest in EDCO, except in accordance with the provisions set forth in this Agreement. Any Transfer not complying with the provisions of this Agreement shall not be effective for any purpose and any purported transferee of such a Transfer shall not acquire any right or interest in INFO's equity interest in EDCO:

         (a) If INFO desires to Transfer all or any portion of its equity interest in EDCO, INFO must give BHW written notice of its desire, setting forth the terms and conditions, including the purchase price, that INFO is willing to sell its equity interest in EDCO;

         (b) Within thirty (30) days after the written notice is received, BHW may elect to purchase INFO's equity interest in EDCO on the terms and conditions set forth in the written notice or on such other terms and conditions as the parties may mutually agree upon. BHW shall evidence its election to purchase by written notice to INFO. Unless otherwise agreed upon, the closing of the sale of INFO's equity interest in EDCO shall be within sixty (60) days from the date the written notice is delivered to INFO.

         (c) If BHW does not elect to purchase INFO's equity interest in EDCO within thirty (30) days after the receipt of written notice as provided in subparagraph (a), then INFO may Transfer its equity interest in EDCO; provided, however, that if the equity interest in EDCO is not Transferred within ninety (90) days from the date of the written notice provided in subparagraph (a), all restrictions contained in this Agreement shall apply to INFO's equity interest in EDCO, and any subsequent Transfer of INFO's equity interest in EDCO shall be made only in compliance with this Agreement.

                                   ARTICLE XI

                               GENERAL PROVISIONS

11.1     AMENDMENTS AND WAIVER.

         (a) No amendment, waiver or consent with respect to any provision of this Master Transaction Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (b) The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect that party's right at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Master Transaction Agreement in any one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Master Transaction Agreement.

11.2     NOTICES.

              All notices, requests, demands and other communications hereunder shall be in writing and shall be, personally delivered or sent by facsimile transmission with confirming copy sent by overnight courier (such as Express Mail, Federal Express, etc.) and a delivery receipt obtained and addressed to the intended recipient as follows:

         (a)  If to BHW or BHIL:

              Bell & Howell Company
              5215 Old Orchard Road
              Skokie, Illinois 60077
              Attention:  CEO & President
              Telecopy No.:  847-470-7650

             With a copy to:

             Bell & Howell Company
             5215 Old Orchard Road
             Skokie, Illinois 60077
             Attention:  General Counsel
             Telecopy No.:  847-470-7881

             and

             McDermott, Will & Emery
             227 West Monroe Street
             Suite 4400
             Chicago, Illinois  60606-5096
             Attention:  William J. McGrath, P.C.
             Telecopy No.:  (312) 984-3669



         (b)  If to INFO or INFO Corporation:

              Infonautics, Inc.
              900 West Valley Road
              Suite 1000
              Wayne, Pennsylvania 19087-1830
              Attention:  Van Morris, CEO & President
              Telecopy No.: (610) 971-8850

                   With a copy to:

              Infonautics, Inc.
              900 West Valley Road
              Suite 1000
              Wayne, Pennsylvania 19087-1830
              Attention:  Vice President & General Counsel
              Telecopy No.: (610) 971-8850

                   and

              Morgan, Lewis & Bockius LLP
              1701 Market Street
              Philadelphia, PA 19103-2921
              Attention:  David R. King
              Telecopy No.:  (215) 963-5299


Any party may change its address for receiving notice by written notice given to the others named above. Notices shall be deemed given as of the date of receipt.


11.3     EXPENSES.

              Except as otherwise expressly provided herein, each party to this Master Transaction Agreement shall pay its own costs and expenses in connection with the transactions contemplated herein, including fees of counsel, investment bankers and accountants. The provisions of this Section shall survive any termination of this Master Transaction Agreement.

11.4     COUNTERPARTS.

              This Master Transaction Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.5     CAPTIONS.

              The captions contained in this Master Transaction Agreement are for convenience of reference only, shall not be given meaning and do not form a part of this Master Transaction Agreement.

11.6     SUCCESSORS AND ASSIGNS.

              This Master Transaction Agreement shall bind and inure to the benefit of the parties named herein and their respective successors and permitted assigns. This Master Transaction Agreement shall not be assigned by either party hereto without the express prior written consent of the other party and any attempted assignment, without such consents, shall be null and void. This Master Transaction Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third-party beneficiary hereto.

11.7     ENTIRE TRANSACTION.

              This Master Transaction Agreement and the agreements and documents referred to herein contain the entire agreement and understanding among the parties with respect to the transactions contemplated hereby and supersede all other agreements, understandings and undertakings among the parties on the subject matter hereof. All exhibits and schedules hereto are hereby incorporated by reference and made a part of this Master Transaction Agreement.

11.8     APPLICABLE LAW.

              This Master Transaction Agreement shall be governed by and construed in accordance with the internal substantive Laws of the state of Delaware, without giving effect to conflict of Laws rules.

11.9     OTHER RULES OF CONSTRUCTION.

              References in this Master Transaction Agreement to Sections, Schedules, Annexes and Exhibits are to Sections of, and Schedules, Annexes and Exhibits to, this Master Transaction Agreement unless otherwise indicated. Words in the singular include the plural and in the plural include the singular. The word "or" is not exclusive. The word "including" shall mean including, without limitation. The term "ordinary course" means the ordinary course of the business consistent with the past practice of the respective Contributed Business. The section and other headings contained in this Master Transaction Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Master Transaction Agreement.

11.10    PARTIAL INVALIDITY.

              In the event that any provision of this Master Transaction Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

11.11    AUTHORSHIP.

              The parties hereto agree that the terms and language of this Master Transaction Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Master Transaction Agreement shall be resolved against any party. Any controversy over construction of this Master Transaction Agreement shall be decided without regard to events of authorship or negotiation.

IN WITNESS WHEREOF, the parties hereto have caused this Master Transaction Agreement to be duly executed as of the date first written above.


                                  INFONAUTICS, INC.

                                  By:/s/Van Morris
                                     ----------------------------
                                     Van Morris, President


                                  INFONAUTICS CORPORATION

                                  By:/s/Van Morris
                                     ----------------------------
                                     Van Morris, President


                                  BELL & HOWELL COMPANY

                                  By:/s/Nils A. Johansson
                                     ----------------------------
                                     Nils A. Johansson
                                     Executive Vice President and
                                     Chief Financial Officer


                                  BELL & HOWELL INFORMATION AND
                                   LEARNING COMPANY

                                  By:/s/Nils A. Johansson
                                     ----------------------------
                                     Nils A. Johansson
                                     Executive Vice President and
                                     Chief Financial Officer

                                                                     Exhibit A

                          CERTIFICATE OF INCORPORATION
                                       OF
                                   EDCO, INC.


         FIRST: The name of the corporation is EDCO, Inc.

         SECOND: The registered office of the corporation in the State of Delaware shall be located at ______________________________. The name of its registered agent shall be Corporation Service Company.

         THIRD: The purposes of the corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is [25,000] shares of Common Stock, par value $.01 per share.

         FIFTH: The name and mailing address of the sole incorporator is as follows:

         John P. Tamisiea    227 West Monroe Street
                             Suite 3100
                             Chicago, IL  60606

         SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered, in the manner provided in the By-Laws of the corporation, to make, alter, amend and repeal the By-Laws of the corporation in any respect not inconsistent with the laws of the State of Delaware or with this Certificate of Incorporation.

         In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Certificate of Incorporation and the By-Laws of the corporation.

         Any contract, transaction or act of the corporation or of the directors or of any committee which shall be ratified by the holders of a majority of the shares of stock of the corporation present in person or by proxy and voting at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law or by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the corporation.

         SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation as the case may be, and also on this corporation.

         EIGHTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.

         If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of directors shall be eliminated or limited to the full extent authorized by the General Corporation Law of the State of Delaware, as so amended.

         Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         NINTH: The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation. Election of directors need not be by ballot unless the By-Laws of the corporation shall so provide.

         TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts stated are true, and accordingly, have hereunto set my hand this ____ day of ____________, 1999.


                                  John P. Tamisiea

                                                                     Exhibit B

                                     BY-LAWS
                                       OF
                                   EDCO, INC.


                                    ARTICLE I
                                     OFFICES

         Section 1.1. REGISTERED OFFICE. The registered office of the corporation shall be maintained in the City of Wilmington, State of Delaware, and the registered agent in charge thereof is Corporation Service Company.

         Section 1.2. OTHER OFFICES. The corporation may also have an office in Chicago, Illinois, and also offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                             STOCKHOLDERS' MEETINGS

         Section 2.1. PLACE OF MEETINGS. All meetings of the stockholders, whether annual or special, shall be held at the offices of the corporation or at such other place as may be fixed from time to time by the Board of Directors.

         Section 2.2. ANNUAL MEETINGS. An annual meeting of the stockholders, commencing with the year 1998, shall be held on the second Tuesday in May in each year, but if a legal holiday then on the next secular day following, at 11:00 A.M., at which they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 2.3. NOTICE OF MEETING. Written notice of the annual meeting stating the place, date and hour of the meeting, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

         Section 2.4. STOCKHOLDERS' LIST. At least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 2.5. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or by the President and shall be called by the Secretary at the request of a majority of the Board of Directors, or at the request in writing of stockholders owning at least 50% of the number of shares of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 2.6. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

         Section 2.7. QUORUM. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, of the place, date and hour of the adjourned meeting, until a quorum shall again be present or represented by proxy. At the adjourned meeting at which a quorum shall be present or represented by proxy, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.8. VOTING. When a quorum is present at any meeting, and subject to the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or by these By-Laws in respect of the vote that shall be required for a specified action, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation or of these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question. Each stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the corporation, except as otherwise provided in the Certificate of Incorporation.

         Section 2.9. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         A stockholder may execute a writing authorizing another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission, provided that the telegram, cablegram or other means of electronic transmission either sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.

         Section 2.10. MAJORITY CONSENT. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation or these By-Laws, the meeting, notice of the meeting, and vote of stockholders may be dispensed with if stockholders owning stock having not less than the minimum number of votes which, by statute, the Certificate of Incorporation or these By-Laws, is required to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action being taken; provided that prompt notice of the taking of such action must be given to those stockholders who have not consented in writing.

                                   ARTICLE III
                                    DIRECTORS

         Section 3.1. GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the corporation and do all such acts and things as are not by the General Corporation Law of the State of Delaware nor by the Certificate of Incorporation nor by these By-Laws directed or required to be exercised or done by the stockholders.

         Section 3.2. NUMBER OF DIRECTORS. The number of directors which shall constitute the whole Board shall be eight. The directors shall be elected at the annual meeting of the stockholders, and each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

         Section 3.3. VACANCIES. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or a new directorship is created, the holders of a plurality of shares issued and outstanding and entitled to vote in elections of directors, shall choose a successor or successors, or a director to fill the newly created directorship, who shall hold office for the unexpired term or until the next election of directors.

         Section 3.4. PLACE OF MEETINGS. The Board of Directors may hold its meetings outside of the State of Delaware, at the office of the corporation or at such other places as they may from time to time determine, or as shall be fixed in the respective notices or waivers of notice of such meetings.

         Section 3.5. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amendment to the By-Laws, of the corporation; and, unless the resolution, By-Laws, or Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

         Section 3.6. COMPENSATION OF DIRECTORS. Directors, as such, may receive such stated salary for their services and/or such fixed sums and expenses of attendance for attendance at each regular or special meeting of the Board of Directors as may be established by resolution of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 3.7. ANNUAL MEETING. The annual meeting of the Board of Directors shall be held within ten days after the annual meeting of the stockholders in each year. Notice of such meeting, unless waived, shall be given by mail or telegram to each director elected at such annual meeting, at his address as the same may appear on the records of the corporation, or in the absence of such address, at his residence or usual place of business, at least three days before the day on which such meeting is to be held. Said meeting may be held at such place as the Board may fix from time to time or as may be specified or fixed in such notice or waiver thereof.

         Section 3.8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time on the call of the Chairman of the Board or President or at the request in writing of any one director. Notice of any such meeting, unless waived, shall be given by mail or telegram to each director at his address as the same appears on the records of the corporation not less than one day prior to the day on which such meeting is to be held if such notice is by telegram, and not less than two days prior to the day on which the meeting is to be held if such notice is by mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer or any one of the directors making the call. Any such meeting may be held at such place as the Board may fix from time to time or as may be specified or fixed in such notice or waiver thereof. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat, and no notice of a meeting shall be required to be given to any director who shall attend such meeting.

         Section 3.9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors.

         Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

         Section 3.10. QUORUM AND MANNER OF ACTING. Except as otherwise provided in these By-Laws, a majority of the total number of directors as at the time specified by the By-Laws shall constitute a quorum at any regular or special meeting of the Board of Directors. Except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given, except that notice shall be given to all directors if the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting.

                                   ARTICLE IV
                                    OFFICERS

         Section 4.1. EXECUTIVE OFFICERS. The executive officers of the corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, such number of Vice Presidents, if any, as the Board of Directors may determine, a Secretary and a Treasurer. One person may hold any number of said offices.

         Section 4.2. ELECTION, TERM OF OFFICE AND ELIGIBILITY. The executive officers of the corporation shall be elected annually by the Board of Directors at its annual meeting; provided that new or additional officers may be elected at any meeting of the Board. Each officer, except such officers as may be appointed in accordance with the provisions of Section 4.3, shall hold office until the next annual election of officers or until his death, resignation or removal. The Chairman of the Board shall be and remain a member of the Board of Directors. None of the other officers need be members of the Board.

         Section 4.3. SUBORDINATE OFFICERS. The Board of Directors may appoint such Assistant Secretaries, Assistant Treasurers, Controller and other officers, and such agents as the Board may determine, to hold office for such period and with such authority and to perform such duties as the Board may from time to time determine. The Board may, by specific resolution, empower the chief executive officer of the corporation or the Executive Committee to appoint any such subordinate officers or agents.

         Section 4.4. REMOVAL. The Chairman of the Board, the President, any Vice President, the Secretary and/or the Treasurer may be removed at any time, either with or without cause, but only by the affirmative vote of the majority of the total number of directors as at the time specified by the By-Laws. Any subordinate officer appointed pursuant to Section 4.3 may be removed at any time, either with or without cause, by the majority vote of the directors present at any meeting of the Board or by any committee or officer empowered to appoint such subordinate officers.

         Section 4.5. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors; and in general shall perform all duties incident to the office of the Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 4.6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the corporation and shall perform such duties as may from time to time be assigned by the Board of Directors, and in the absence or disability of the Chairman of the Board, shall perform the duties of the Chairman of the Board. He shall have executive authority to see that all orders and resolutions of the Board of Directors are carried into effect, and, subject to the control vested in the Board of Directors by statute, by the Certificate of Incorporation, or by these By-Laws, shall administer and be responsible for the overall management of the business and affairs of the corporation.

         Section 4.7. THE PRESIDENT. The President shall perform such duties as may from time to time be assigned by the Chief Executive Officer and the Board of Directors.

         Section 4.8. THE VICE PRESIDENTS. In the event of the absence or disability of the President, each Vice President, in the order designated, or in the absence of any designation, then in the order of their election, shall perform the duties of the President. The Vice Presidents shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or by the chief executive officer of the corporation.

         Section 4.9. THE SECRETARY. The Secretary shall:

              (a) Keep the minutes of the meetings of the stockholders and of the Board of Directors;

              (b) See that all notices are duly given in accordance with the provisions of these By-Laws or as required by law;

              (c) Be custodian of the records and of the seal of the corporation and see that the seal or a facsimile or equivalent thereof is affixed to or reproduced on all documents, the execution of which on behalf of the corporation under its seal is duly authorized;

              (d) Have charge of the stock record books of the corporation; and

              (e) In general, perform all duties incident to the office of Secretary, and such other duties as are provided by these By-Laws and as from time to time are assigned to him by the Board of Directors or by the chief executive officer of the corporation.

         Section 4.10. THE ASSISTANT SECRETARIES. If one or more Assistant Secretaries shall be appointed pursuant to the provisions of Section 4.3 respecting subordinate officers, then, at the request of the Secretary, or in his absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designations, then any one of such Assistant Secretaries) shall perform the duties of the Secretary and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

         Section 4.11. THE TREASURER. The Treasurer shall:

              (a) Receive and be responsible for all funds of and securities owned or held by the corporation and, in connection therewith, among other things: keep or cause to be kept full and accurate records and accounts for the corporation; deposit or cause to be deposited to the credit of the corporation all moneys, funds and securities so received in such bank or other depositary as the Board of Directors or an officer designated by the Board may from time to time establish; and disburse or supervise the disbursement of the funds of the corporation as may be properly authorized.

              (b) Render to the Board of Directors at any meeting thereof, or from time to time whenever the Board of Directors or the chief executive officer of the corporation may require, financial and other appropriate reports on the condition of the corporation; and

              (c) In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or by the chief executive officer of the corporation.

         Section 4.12. THE ASSISTANT TREASURERS. If one or more Assistant Treasurers shall be appointed pursuant to the provisions of Section 4.3 respecting subordinate officers, then, at the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation, then any one of such Assistant Treasurers) shall perform all the duties of the Treasurer and when so acting shall have all the powers of and be subject to all the restrictions upon, the Treasurer.

         Section 4.13. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

         Section 4.14. BONDS. If the Board of Directors or the chief executive officer shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors or the chief executive officer, as the case may be, may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

         Section 4.15. DELEGATION OF DUTIES. In case of the absence of any officer of the corporation or for any other reason which may seem sufficient to the Board of Directors, the Board of Directors may, for the time being, delegate his powers and duties, or any of them, to any other officer or to any director.

                                    ARTICLE V
                                 SHARES OF STOCK

         Section 5.1. REGULATION. Subject to the terms of any contract of the corporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the stock of the corporation, including the issue of new certificates for lost, stolen or destroyed certificates, and including the appointment of transfer agents and registrars.

         Section 5.2. STOCK CERTIFICATES. Certificates for shares of the stock of the corporation shall be respectively numbered serially for each class of stock, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chairman of the Board, or the President or a Vice President, and by the Secretary or Treasurer, or an Assistant Secretary or an Assistant Treasurer, provided that such signatures may be facsimiles on any certificate countersigned by a transfer agent other than the corporation or its employee. Each certificate shall exhibit the name of the corporation, the class (or series of any class) and number of shares represented thereby, and the name of the holder. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors.

         Section 5.3. RESTRICTION ON TRANSFER OF SECURITIES. A restriction on the transfer or registration of transfer of securities of the corporation may be imposed either by the Certificate of Incorporation or by these By-Laws or by an agreement among any number of security holders or among such holders and the corporation. No restriction so imposed shall be binding with respect to securities issued prior to the adoption of the restriction unless the holders of the securities are parties to an agreement or voted in favor of the restriction.

         A restriction on the transfer of securities of the corporation is permitted by this Section if it:

              (a) Obligates the holder of the restricted securities to offer to the corporation or to any other holders of securities of the corporation or to any other person or to any combination of the foregoing a prior opportunity, to be exercised within a reasonable time, to acquire the restricted securities; or

              (b) Obligates the corporation or any holder of securities of the corporation or any other person or any combination of the foregoing to purchase the securities which are the subject of an agreement respecting the purchase and sale of the restricted securities; or

              (c) Requires the corporation or the holders of any class of securities of the corporation to consent to any proposed transfer of the restricted securities or to approve the proposed transferee of the restricted securities; or

              (d) Prohibits the transfer of the restricted securities to designated persons or classes of persons; and such designation is not manifestly unreasonable; or

              (e) Restricts transfer or registration of transfer in any other lawful manner.

         Unless noted conspicuously on the security, a restriction, even though permitted by this Section, is ineffective except against a person with actual knowledge of the restriction.

         Section 5.4. TRANSFER OF SHARES. Subject to the restrictions permitted by Section 5.3, shares of the capital stock of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender or cancellation of a certificate or certificates for a like number of shares. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the registered holder of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Delaware.

         Section 5.5. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD.

              (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

              (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law of the

         State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings by stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

              (c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 5.6. LOST CERTIFICATE. Any stockholder claiming that a certificate representing shares of stock has been lost, stolen or destroyed may make an affidavit or affirmation of the fact and, if the Board of Directors so requires, advertise the same in a manner designated by the Board, and give the corporation a bond of indemnity in form and with security for an amount satisfactory to the Board (or an officer or officers designated by the Board), whereupon a new certificate may be issued of the same tenor and representing the same number, class and/or series of shares as were represented by the certificate alleged to have been lost, stolen or destroyed.

                                   ARTICLE VI
                                BOOKS AND RECORDS

         Section 6.1. LOCATION. The books, accounts and records of the corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

         Section 6.2. INSPECTION. The books, accounts, and records of the corporation shall be open to inspection by any member of the Board of Directors at all times; and open to inspection by the stockholders at such times, and subject to such regulations as the Board of Directors may prescribe, except as otherwise provided by statute.

         Section 6.3. CORPORATE SEAL. The corporate seal shall contain two concentric circles between which shall be the name of the corporation and the word "Delaware" and in the center shall be inscribed the words "Corporate Seal."

                                   ARTICLE VII
                             DIVIDENDS AND RESERVES

         Section 7.1. DIVIDENDS. The Board of Directors of the corporation, subject to any restrictions contained in the Certificate of Incorporation and other lawful commitments of the corporation, may declare and pay dividends upon the shares of its capital stock either out of the surplus of the corporation, as defined in and computed in accordance with the General Corporation Law of the State of Delaware, or in case there shall be no such surplus, out of the net profits of the corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the corporation, computed in accordance with the General Corporation Law of the State of Delaware, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the Board of Directors of the corporation shall not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

         Section 7.2. RESERVES. The Board of Directors of the corporation may set apart, out of any of the funds of the corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

         Section 8.1. FISCAL YEAR. The fiscal year of the corporation shall end on the 31st day of December of each year.

         Section 8.2. DEPOSITORIES. The Board of Directors or an officer designated by the Board shall appoint banks, trust companies, or other depositories in which shall be deposited from time to time the money or securities of the corporation.

         Section 8.3. CHECKS, DRAFTS AND NOTES. All checks, drafts, or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents as shall from time to time be designated by resolution of the Board of Directors or by an officer appointed by the Board.

         Section 8.4. CONTRACTS AND OTHER INSTRUMENTS. The Board of Directors may authorize any officer, agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation and such authority may be general or confined to specific instances.

         Section 8.5. NOTICES. Whenever under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in a post office or letter box, in a postpaid sealed wrapper, or by delivery to a telegraph company, addressed to such director or stockholder at such address as appears on the records of the corporation, or, in default of other address, to such director or stockholder at the General Post Office in the City of Dover, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed or delivered to a telegraph company.

         Section 8.6. WAIVERS OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

         Section 8.7. STOCK IN OTHER CORPORATIONS. Any shares of stock in any other corporation which may from time to time be held by this corporation may be represented and voted at any meeting of shareholders of such corporation by the President or a Vice President, or by any other person or persons thereunto authorized by the Board of Directors, or by any proxy designated by written instrument of appointment executed in the name of this corporation by its President or a Vice President. Shares of stock belonging to the corporation need not stand in the name of the corporation, but may be held for the benefit of the corporation in the individual name of the Treasurer or of any other nominee designated for the purpose by the Board of Directors. Certificates for shares so held for the benefit of the corporation shall be endorsed in blank or have proper stock powers attached so that said certificates are at all times in due form for transfer, and shall be held for safekeeping in such manner as shall be determined from time to time by the Board of Directors.

         Section 8.8. INDEMNIFICATION

              (a) Each person who was or is a party or is threatened to be made a party to or is involved in any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation or is or was a director or officer of the corporation who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the laws of Delaware as the same now or may hereafter exist (but, in the case of any change, only to the extent that such change authorizes the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such change) against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors and administrators. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition upon receipt by the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified under this Section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

              (b) If a claim under subsection (a) of this Section is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he has met such standard of conduct, nor an actual determination by the corporation (including its Board of

         Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, nor the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has failed to meet the required standard of conduct.

              (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

              (d) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

              (e) To the extent that any director, officer, employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or on his behalf in connection therewith.

              (f) The corporation shall have the power to indemnify any person who is or was a director, officer, employee or agent of a constituent corporation absorbed in a consolidation or merger with this corporation or who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in the same manner as hereinabove provided so that such persons will stand in the same position under this Section 8.8 with respect to this corporation as he would have stood with respect to such constituent corporation if its separate existence had continued.

              (g) In addition to the foregoing, the corporation shall have the power, to the full extent provided by law, to indemnify any person for any act or omission of such person against all loss, cost, damage and expense (including attorney's fees) if such person is determined to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation.

              (h) No director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

              (i) Any amendment, repeal or modification of any provision of this Section by the stockholders or the directors of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment, repeal or modification.

         Section 8.9. AMENDMENT OF BY-LAWS. The stockholders, by the affirmative vote of the holders of a majority of the stock issued and outstanding and having voting power may, at any annual or special meeting if notice of such alteration or amendment of the By-Laws is contained in the notice of such meeting, adopt, amend, or repeal these By-Laws, and alterations or amendments of By-Laws made by the stockholders shall not be altered or amended by the Board of Directors.

         The Board of Directors, by the affirmative vote of a majority of the whole Board, may adopt, amend, or repeal these By-Laws at any meeting, except as provided in the above paragraph. By-Laws made by the Board of Directors may be altered or repealed by the stockholders.

                                 *     *     *

                                                                    Exhibit C

                          BILL OF SALE, ASSIGNMENT AND
                       ASSUMPTION AND INDEMNITY AGREEMENT

This AGREEMENT is dated as of _________, 1999 ("Agreement"), by and between ________________________ a Delaware corporation ("Seller") and
________________________ a Delaware corporation ("Buyer"). Capitalized terms used in this Agreement shall, unless otherwise defined herein, have the meanings ascribed to them in the Glossary attached as Annex A hereto.

WHEREAS, Seller is engaged in the ______ Contributed Business;

WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer, subject to the assumption of the associated liabilities and obligations, certain assets, properties and rights used in the ______ Contributed Business upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto mutually agree as follows:


                                    ARTICLE I

                                 THE TRANSACTION

1.1.     Purchase and Sale of Contributed Assets.

Seller hereby sells, transfers, assigns and delivers to Buyer, and Buyer shall purchase, accept and receive, all of Seller's right, title and interest in and to the Contributed Assets (as defined below) as they exist on the date hereof.

1.2.     Contributed Assets.

The "Contributed Assets" are all of Seller's right, title and interest in and to the following :

         (a)      all accounts and notes receivable of the ______ Contributed
                  Business;

         (b)      the assets listed on Schedule _________1;

         (c)      customer databases of the ______ Contributed Business;

         (d) all Intellectual Property (as defined below) listed specifically on Schedule _______1;

         (e) the customer files and all lists of customers, suppliers and vendors of the ______ Contributed Business;

         (f) all rights and claims under lease, management or sale contracts, customer orders, service agreements and other similar commitments of the ______ Contributed Business as set forth on Schedule ______2;

         (g)      the software listed specifically on Schedule _____1;

         (h) documents and records directly and solely relating to the Contributed Assets, including accounts receivable and accounts payable ledgers, records and files; and

         (i) to the extent assignable and transferable to Buyer, permits and licenses (and pending applications for any thereof) related to the operation of the ______ Contributed Business or the Contributed Assets;

provided, however, that the definition of Contributed Assets shall not include any items defined as Excluded Assets in Section 1.3 below.

1.3.     Excluded Assets.

Seller will retain and not transfer, and Buyer will not acquire any assets of Seller, other than the Contributed Assets, (collectively, the "Excluded Assets"), including, the following assets which shall not be sold or transferred to Buyer:

         (a) all cash and cash equivalents, including cash on hand or in bank accounts;

         (b) the name, marks and other designations, including any derivations thereof listed on Schedule 1.3;

         (c) corporate accounting journals and corporate books of account which comprise Seller's or any Affiliate's permanent accounting or tax records;

         (d) corporate minute books, stock records and corporate seals of Seller;

         (e) refunds pertaining to any Tax obligations of Seller or any of its Affiliates;

         (f) software and information systems, including the software listed on Schedule 1.3, but excluding the software listed on Schedule _____1;

         (g)      the assets listed on Schedule 1.3; and

         (h) items sold, transferred, disposed of or consumed in the ordinary course prior to the date hereof;

provided, however, that the definition of Excluded Assets shall not include any items defined as Contributed Assets in Section 1.2.

1.4.     Assumed Liabilities and Obligations.

Buyer hereby assumes and agrees to discharge promptly as they become due any and all liabilities and obligations and agreements related to or arising from the operation of ______ Contributed Business or the ownership of the Contributed Assets, including all contracts and obligations which constitute Contributed Assets or to which the Contributed Assets are subject or by which they are bound, all of which liabilities and obligations are set forth on Schedule _____3 (the "Assumed Liabilities"); provided, however, that notwithstanding the foregoing, none of the Excluded Liabilities (as defined below) shall be included as Assumed Liabilities. Buyer shall forever defend, indemnify and hold harmless Seller from and against any and all liabilities, obligations, claims, damages, costs and expenses (including court costs and reasonable attorneys' fees) related to or arising from Buyer's failure to fully perform and discharge the responsibilities of Seller with respect to the Assumed Liabilities. Buyer further agrees to pay and discharge all such liabilities and obligations as they become due.

1.5.     Excluded Liabilities and Obligations.

Buyer shall not assume any liabilities or obligations of Seller, any of its Affiliates or the ______ Contributed Business for Federal, state or local taxes on income for all periods prior to the date hereof and any obligation or liability to pay benefits under Seller's employee benefit plans to the Transferred Employees for all periods ending prior to the date hereof (the "Excluded Liabilities"). Seller shall forever defend, indemnify and hold harmless Buyer from and against any and all liabilities, obligations, claims, damages, costs and expenses (including court costs and reasonable attorneys' fees) related to or arising from Seller's failure to fully perform and discharge the Excluded Liabilities. Seller further agrees to pay and discharge all such liabilities and obligations as they become due.

1.6.     Assignment of Contracts.

Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign the right, title or interest of Seller in, to or under any contract or any claim or right of any benefit arising thereunder or resulting therefrom if any attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of Buyer or Seller thereunder or if by its nature such contract cannot be assigned. Seller shall use its reasonable commercial efforts to obtain, and Buyer agrees to cooperate with Seller in its efforts to obtain, the consent of each such third party to the assignment or transfer thereof to Buyer in all cases in which such consent is required for assignment or transfer. If such consent is not obtained, Seller and Buyer shall cooperate in any reasonable arrangements on mutually acceptable terms designed to provide Buyer the obligations and benefits thereunder such as, by example, entering into a subcontract, management agreement, or other similar relationship. Notwithstanding the foregoing, the obligations of Seller under this Section shall not include any obligation to make any unreimbursed payment or incur any economic burden.

                                   ARTICLE II

                                  CONSIDERATION

2.1.     Consideration.

The consideration to be paid by Buyer for the Contributed Assets shall be _____ shares of Common Stock of Buyer as provided for in the Master Transaction Agreement.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows:

3.1.     Absence of Certain Changes.

Except as set forth in Schedule 4.1 of the Disclosure Annex and for trends which may affect the economy or the information industry as a whole, since December 31, 1998 (the "Balance Sheet Date") the ______ Contributed Business has not suffered any adverse change in the operation or financial condition thereof, except such changes which, in the aggregate, are not reasonably likely to have a Material Adverse Effect.

3.2.     Title to Tangible Assets.

Seller has good title to the Contributed Assets which it purports to own, free and clear of any [Liens], except for:

         (a)      Liens for current taxes not yet due and payable;

         (b) Liens which would not, in the aggregate, have a Material Adverse Effect;

         (c) mechanics', carriers', workers' and other similar Liens arising or incurred in the ordinary course of business consistent with past practice;

         (d) in the case of properties or assets acquired after the Balance Sheet Date, Liens securing all or a part of the purchase price thereof; and

         (e) Liens in favor of Seller's creditors which are being released as of the date hereof.

The Contributed Assets will furnish Buyer with all of the capacity and rights to produce, develop, use, sell, distribute, install and service the products and to perform the same services in the same manner as presently being provided or performed by Seller with respect to the ______ Contributed Business.

3.3.     Intellectual Property.

3.3.1. Schedule 3.3 of the Disclosure Annex sets forth a list of all of the following which are owned or licensed by Seller or any of its Affiliates and which are primarily used by or licensed to the ______ Contributed Business:

         (a) trademark, servicemark and trade name registrations and applications and all material unregistered trademarks, trade names and service marks and domain names;

         (b)      registered and applied for copyrights;

         (c)      patents and patent applications; and

         (d) material trademark, copyright and patent license agreements, in each case currently used in connection with the ______ Contributed Business.

3.3.2. The foregoing items and their respective rights under any license agreement relating thereto (whether as licensee or licensor thereunder), are referred to herein as the "Intellectual Property."

3.3.3. Upon consummation of the transactions contemplated hereby, Buyer has adequate and customary rights to use all of the Intellectual Property including all trade secrets to conduct the ______ Contributed Business as currently conducted by Seller, except where the failure to have such rights would not, in the aggregate, have a Material Adverse Effect.

3.3.4.   All proprietary information in the nature of trade secrets, including
         Software:

         (a) is accessible, readily available and evidenced by Documentation adequate and customary for use in the ______ Contributed Business (i.e., in the case of Software, is sufficient in scope, content and level of detail to enable a person with relevant programming experience to modify and maintain the Software) and such Documentation, including relevant source code, is in the possession of Seller and its Affiliates (or appropriate Software escrows) under customary security conditions; and

         (b) has been the subject of reasonable efforts to maintain it in confidence by the Seller, except for those instances which, in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

3.3.5. Except as set forth in Schedule 3.3 of the Disclosure Annex, no claim is pending or, to the Knowledge of Seller, threatened against Seller or any Affiliate to the effect that the rights of Seller or any Affiliate in or to any Intellectual Property are invalid or unenforceable or that the use by the ______ Contributed Business of the Intellectual Property infringes on the rights of any third party, or which challenges Seller's or any Affiliate's ownership of the Intellectual Property, except for such claims as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect.

3.4.     Material Contracts.

3.4.1. Each of the following Commitments to which, as of the date hereof, the ______ Contributed Business is a party or by which it is bound, is referred to herein as a Material Commitment:

         (a) Notes, bonds, mortgages, and other obligations for borrowed money;

         (b) Employment, severance, management, consulting, and other agreements involving compensation for services rendered or to be rendered, in each case involving payments of more than [$200,000] per year;

         (c) Contracts relating to the licensing of Intellectual Property (whether Seller and any Affiliate is the licensor or the licensee thereunder) other than licenses which are not material;

         (d)      Leases relating to real property; and

         (e) Other contracts involving annual payments in excess of [$200,000] unless cancelable on 60 days or less notice for a nominal payment.

3.4.2. Seller has made available to Buyer true and complete copies of all such Material Commitments or representative forms thereof. Such Material Commitments are valid and binding obligations of Seller or any Affiliate and, to the Knowledge of Seller, the other party thereto. None of the members of the ______ Contributed Business nor, to the Knowledge of Seller, the other party thereto is in material breach of any such Material Commitment, except for such breaches as would not reasonably be expected to have a Material Adverse Effect.

3.5.     Contracts with Affiliates.

Except as set forth in Schedule 3.5 of the Disclosure Annex, there are no Commitments between the ______ Contributed Business and Seller or any of Seller's other Affiliates.

3.6.     Litigation.

Except as set forth on Schedule 3.6 of the Disclosure Annex, there is no Proceeding, or to the Knowledge of Seller, threatened involving the ______ Contributed Business, at law or in equity, or before any governmental entity, which in the aggregate would reasonably be expected to have a Material Adverse Effect. The ______ Contributed Business as conducted by the Seller is not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any domestic or foreign court or governmental entity, except for violations which in the aggregate would reasonably be expected to have a Material Adverse Effect.

3.7.     Employee Benefit Plans.

3.7.1. Schedule 3.7 of the Disclosure Annex lists each Employee Benefit Plan covering Transferred Employees. Except as set forth in Schedule 3.7 of the Disclosure Annex:

         (a) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) substantially complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

         (b) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been substantially satisfied with respect to each such Employee

                  Benefit Plan which is an Employee Welfare Benefit Plan.

         (c) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the date hereof which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Seller. All premiums or other payments for all periods ending on or before the date hereof have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

         (d) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan and which is described on Schedule 3.7 of the Disclosure Annex as meeting the requirements of Code Sec. 401(a), meets the requirements of a "qualified plan" under Code Sec. 401(a) and has within the last two years, either received a favorable determination letter from the IRS or has requested such a letter within the remedial amendment period of Code Sec. 401(b).

         (e) Seller has delivered to the Buyer correct copies of the plan documents and Summary Plan Descriptions, the most recent determination letter received from the IRS, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

3.7.2. With respect to each Employee Benefit Plan that Seller, and the [Controlled Group of Corporations] which includes Seller maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

         (a) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a [Reportable Event] as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

         (b) To the Knowledge of Seller, there have been no Prohibited Transactions with respect to any such Employee Benefit Plan, and no fiduciary has incurred any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. To the Knowledge of Seller, no action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened.

         (c) Seller has not incurred any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

3.7.3. Except as set forth on SCHEDULE 3.7 of the Disclosure Annex, none of Seller, its Affiliates, and the other members of the Controlled Group of Corporations that includes the Seller contributes to, ever has contributed to, or ever has been required to contribute to any [Multiemployer Plan] or has any [Liability] (including withdrawal Liability) under any Multiemployer Plan.

3.7.4. Except as set forth on SCHEDULE 3.7 of the Disclosure Annex, Seller does not maintain or contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

3.8.     ENVIRONMENTAL MATTERS.

Except as set forth in Schedule 3.8 of the Disclosure Annex or in the Phase I
Studies:

         (a) Seller and its Affiliates hold, and are in compliance with, all permits, licenses and government authorizations required for the ______ Contributed Business to hold its assets and to conduct the ______ Contributed Business under any Environmental Law, except where the failure to be in such compliance would not have a Material Adverse Effect;

         (b) Seller and its Affiliates are in compliance with all applicable Environmental Laws, except where the failure to be in compliance would not have a Material Adverse Effect;

         (c) Seller and its Affiliates have not received any written request for information, or has been notified that it is a potentially responsible party, under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar local, state or foreign law with respect to any on-site or off-site location;

         (d) Seller and its Affiliates have not entered into or agreed to any consent decree or order, and is not subject to any judgment, decree or judicial order relating to compliance with, or the cleanup of regulated substances under, any applicable Environmental Law.

3.9.     LABOR RELATIONS.

3.9.1. No member of the ______ Contributed Business is a party to any collective bargaining agreement.

3.9.2. There is no unfair labor practice complaint or other proceeding against the ______ Contributed Business pending before the National Labor Relations Board which, if adversely decided, is reasonably likely to have a Material Adverse Effect. There is no labor strike, work stoppage or arbitration proceeding pending or involving or, to the Knowledge of Seller, threatened against Seller or any Affiliate which is reasonably likely to have a Material Adverse Effect. To the Knowledge of Seller, there are no organizing efforts by any union or other group seeking to represent the employees of the Seller.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that the following statements are true and correct in all material respects:

4.1.     CORPORATE ORGANIZATION; ETC.

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power or authority is not, in the aggregate, reasonably likely to have a Material Adverse Effect.

4.2.     AUTHORITY RELATIVE TO THIS AGREEMENT.

Buyer has all requisite corporate authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Buyer have been duly and validly authorized by all required corporate action on the part of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and, assuming this Agreement has been duly authorized, executed and delivered by Seller, constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

4.3.     CONSENTS AND APPROVALS; NO VIOLATIONS.

4.3.1. No filing with, and no permit, authorization, Consent or approval of, any Government Authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement.

4.3.2. Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof will:

         (a) conflict with or result in any breach of any provision of the charter or by-laws of Buyer,

         (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both), a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Buyer or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or

         (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer, any of its Subsidiaries or any of their properties or assets,

except, in the case of (b) and (c) for violations, breaches or defaults which are not in the aggregate reasonably likely to have a Material Adverse Effect or prevent or delay the consummation of the transactions contemplated hereby.


                                    ARTICLE V

                          SURVIVAL AND INDEMNIFICATION

5.1.     SURVIVAL PERIODS.

5.1.1. All representations and warranties of the parties contained in this Agreement shall survive the consummation of the transactions contemplated hereby until 12 months after the date hereof.

5.1.2. The covenants and agreements of the parties hereto shall survive the consummation of the transactions contemplated hereby in accordance with their terms.

5.1.3. From and after the date hereof, Seller hereby agrees to indemnify and hold harmless Buyer, and Buyer hereby agrees to indemnify and hold harmless Seller, against certain liabilities, in accordance with the terms of this Article V.

5.1.4. No party providing indemnification pursuant to this Article V (an "Indemnifying Party") shall be obligated to provide such indemnification with respect to representations and warranties to the other party (the "Indemnified Party") unless the Indemnifying Party shall have received written notice within 12 months after the date hereof.

5.2.     INDEMNIFICATION.

Subject to the other provisions of this Article V, from and after the date hereof, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any Damages to the extent they are the result of any breach of any representation or warranty or failure to perform any covenant or agreement made by the Indemnifying Party under this Agreement.

5.3.     INDEMNIFICATION AMOUNTS.

Notwithstanding any provision to the contrary contained in this Agreement, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party for any Damages with respect to representations and warranties:

         (a) unless and until the amount of all such Damages shall equal in the aggregate an amount equal to $100,000, and then only to the extent of such excess, and

         (b) to the extent that the amount of all such payments by Seller would exceed Twenty Million Dollars ($20,000,000).

5.4.     CLAIMS.

5.4.1. If an Indemnified Party intends to seek indemnification pursuant to this Article V, such Indemnified Party shall promptly give the Indemnifying Party a Notice of Claim describing such Claim in reasonable detail; provided, that the failure to provide such notice shall not affect the obligations of the Indemnifying Party unless it is actually prejudiced thereby, subject, however, to the time periods specified in Section 5.1 hereof. In the event that such Claim involves a claim by a third party against the Indemnified Party, the Indemnifying Party shall have 30 days after receipt of such notice to decide whether it will undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and if it so decides, the Indemnified Party shall cooperate with it in connection therewith; provided, that the Indemnified Party may participate in such settlement or defense through counsel chosen by it; and provided further, that the fees and expenses of such counsel shall be borne by the Indemnified Party.

5.4.2. The Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any action in any manner that would materially and adversely affect the Indemnified Party, other than as a result of money damages or other money payments.

5.4.3. If the Indemnifying Party does not notify the Indemnified Party within 30 days after the receipt of the Indemnified Party's Notice of a Claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the Claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

5.4.4. As long as the Indemnifying Party is contesting any such Claim in good faith, the Indemnified Party shall not pay or settle any such Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such Claim; provided, that:

         (a) as long as the Indemnifying Party is contesting such Claim in good faith, any such settlement shall include as an unconditional term thereof the delivery by the Claimant or plaintiff to the Indemnifying Party of a duly executed written release of the Indemnifying Party from all liability and obligation in respect of such action;

         (b) in such event Indemnified Party shall waive any right to indemnity therefor by the Indemnifying Party; and

         (c) that the Indemnified Party shall provide the Indemnifying Party reasonable advance notice of any proposed settlement or payment and shall not pay or settle any Claim if the Indemnifying Party shall reasonably object.

5.4.5. The Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pretrial activities, trial, compromise, settlement or discharge of any Claim in respect of which indemnity is sought pursuant to Article V, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

5.5.     EXCLUSIVE REMEDY.

5.5.1. The indemnification provisions of this Article V shall be the exclusive remedy following the date hereof for any breaches or alleged breaches of any representation, warranty or other provision of this Agreement or the transactions contemplated hereby. Buyer shall have the right to set-off against any dividends, distributions or other payments to be made by Buyer pursuant to this Agreement or otherwise.

5.5.2. Each of the parties hereto, on behalf of itself and its officers, directors, employees, shareholders, partners, affiliates, agents or representatives (collectively, such party's "Representatives") agrees not to bring any actions or proceedings, at law, equity or otherwise, against any other party or its Representatives, in respect of any breaches or alleged breaches of any representation, warranty or other provision of this Agreement, except pursuant to the express provisions of this Article V.

5.5.3. The parties hereby agree that no party has made any representations and warranties, express or implied, with respect to this Agreement or the matters contemplated hereby, except as explicitly set forth in this Agreement.

5.6.     TAX AND INSURANCE OFFSETS.

The amount of any Damages suffered by an Indemnified Party shall be reduced by any Tax Benefit, insurance or other benefits which are available to such party or its Representatives in respect of or as a result of such Damages or the facts or circumstances relating thereto. If any Damages for which indemnification is made hereunder are subsequently reduced by any Tax Benefit, insurance payment or other recovery from a third party, the value of such Tax Benefit or other benefit or the amount of such payment or other recovery shall be remitted to the Indemnifying Party.

                                   ARTICLE VI

                               GENERAL PROVISIONS

6.1.     AMENDMENTS AND WAIVER.

         (a) No amendment, waiver or consent with respect to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (b) The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect that party's right at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement in any one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

6.2.     NOTICES.

All notices, requests, demands and other communications hereunder shall be in writing and shall be, personally delivered or sent by facsimile transmission with confirming copy sent by overnight courier (such as Express Mail, Federal Express, etc.) and a delivery receipt obtained and addressed to the intended recipient as follows:

         (c)      If to Seller:





                  Attention:
                  Telecopy No.:

                  With a copy to:




                  Attention:
                  Telecopy No.:

                  and



                  Attention:
                  Telecopy No.:

         (d)      If to Buyer:


                  ---------------------

                  ---------------------

                  ---------------------


                  Attention:
                  Telecopy No.:

                  With a copy to:



Any party may change its address for receiving notice by written notice given to the others named above. Notices shall be deemed given as of the date of receipt.

6.3.     EXPENSES.

Except as otherwise expressly provided herein, each party to this Agreement shall pay its own costs and expenses in connection with the transactions contemplated herein, including fees of counsel, investment bankers and accountants. The provisions of this Section shall survive any termination of this Agreement.

6.4.     COUNTERPARTS.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5.     CAPTIONS.

The captions contained in this Agreement are for convenience of reference only, shall not be given meaning and do not form a part of this Agreement.

6.6.     SUCCESSORS AND ASSIGNS.

This Agreement shall bind and inure to the benefit of the parties named herein and their respective successors and permitted assigns. This Agreement shall not be assigned by either party hereto without the express prior written consent of the other party and any attempted assignment, without such consents, shall be null and void. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third-party beneficiary hereto.

6.7.     ENTIRE TRANSACTION.

This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding among the parties with respect to the transactions contemplated hereby and supersede all other agreements, understandings and undertakings among the parties on the subject matter hereof. All exhibits and schedules hereto are hereby incorporated by reference and made a part of this Agreement.

6.8.     APPLICABLE LAW.

This Agreement shall be governed by and construed in accordance with the internal substantive laws of the state of Delaware, without giving effect to conflict of laws rules.

6.9.     OTHER RULES OF CONSTRUCTION.

References in this Agreement to Sections, Schedules, Annexes and Exhibits are to Sections of, and Schedules, Annexes and Exhibits to, this Agreement unless otherwise indicated. Words in the singular include the plural and in the plural include the singular. The word "or" is not exclusive. The word "including" shall mean including, without limitation. The term "ordinary course" means the ordinary course of the ______ Contributed Business consistent with the past practice of the ______ Contributed Business. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.10.    PARTIAL INVALIDITY.

In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

6.11.    AUTHORSHIP.

The parties hereto agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against either party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be signed by its duly authorized officer as of the date first above written.


                                  By:
                                     ---------------------------
                                     Name:
                                     Title:



                                  By:
                                     ---------------------------
                                     Name:
                                     Title:

                                                                     Exhibit D-1

                  BHIL TECHNICAL SERVICES AGREEMENT (Section 2.3.1)


Parties:                           BHIL and EDCO.

Term: 36 months, renewable by mutual agreement of the parties. EDCO can terminate upon 90 days written notice, provided, however, that if EDCO wants to use a third Person to provide the services hereunder:

                                  (i)   EDCO shall obtain three bids from
                                        independent third Persons,

                                  (ii) the cost of the third Person must be 90% or less of the costs charged by BHIL for the same services, and

                                  (iii) BHIL has not exercised its right of
                                        first refusal to match the costs of the
                                        third Person, which right of first
                                        refusal will not be unreasonably
                                        exercised.

Charges: The Fully Loaded Costs to provide the services which initially shall equal XXX of EDCO's Net Revenue from ProQuest for the first 12 months and thereafter shall be adjusted to the Fully Loaded Costs incurred during the preceding 12 month period on each anniversary of this Agreement, subject to a mutually agreed upon reduction if there is a shift from peak to non-peak usage by EDCO.

Scope of Services:                Data Center and Information Technology Support
                                  services, consisting of the following:

                                  a) BHIL will keep available sufficient
                                     hardware and systems software to support the use of ProQuest by EDCO's customers in the K-12 Segment.

                                  b) BHIL will provide the same service level to
                                     EDCO as BHIL provides to the Post Secondary
                                     Education Segment.

                                  c) EDCO may request that BHIL load additional
                                     license material to the "electronic vault" of BHIL. Loading such materials shall be at additional cost and subject to reasonable scheduling pursuant to a written work order executed by BHIL and EDCO.

                                  d) BHIL will create, manufacture and ship such
                                     ProQuest CD-ROM products as are currently licensed by BHIL into the K-12 Segment as long as it is economically reasonable for BHIL to provide such products and services.

                                  e) The Services are more fully described in
                                     the attached Technical Support Term Sheet and Data Center Term Sheet. (Attachments 1 and 2 to this Exhibit D-1)

                                  f) BHIL will respond to questions and assist
                                     with implementation as specified in the
                                     Technical Support Term Sheet. (Attachment 1 to this Exhibit D-1).

                                  g) In the event that the Scope of the Services
                                     shall increase materially from the level at which they exist at the effective date of this Agreement, and such increases require BHIL to purchase or lease such hardware and systems software as necessary to support such increased usage, the increased costs will be shared by EDCO and BHIL proportionately based upon the need for increased usage. The purchase or lease of such hardware and systems software shall be pursuant to a written work order executed by BHIL and EDCO.

                                  h) In the event that EDCO terminates this
                                     Agreement, it will assume the obligations of any hardware lease or software license of BHIL that is used primarily to satisfy EDCO's system usage (unless BHIL waives such obligation).

Enhancements:                     To the extent there are enhancements or
                                  modifications to the BHIL Software that
                                  require
                                  additional hardware, software or labor, the parties shall negotiate in good faith an increase in the cost of this Agreement to EDCO to compensate BHIL for such increased hardware, software and/or labor costs. The enhancements or modifications shall be agreed to pursuant to a written work order executed by BHIL and EDCO.

Liaisons:                         Each party shall designate a primary liaison
                                  for this Agreement who shall be the single person authorized to agree to changes, modifications or methods of implementation of this Agreement.

Miscellaneous:                    This Agreement shall contain provisions
                                  regarding Warranty, Limitation of Liability,
                                  Confidentiality, Governing Law and other standard provisions.

                                                     Attachment 1 TO Exhibit D-1


                     TECHNICAL SUPPORT TERM SHEET (Section 2.3.3)



This sheet describes the terms and conditions under which BHIL will provide technical support for the software licensed to EDCO under the BHIL Software License and support under this BHIL Technical Services Agreement.

- It is expected that EDCO will have questions about the design, functionality and algorithms utilized in BHIL's software. A BHIL technical resource will be designated as a point of contact for such questions. An EDCO technical point of contact should also be designated to facilitate these discussions.

- Given that the BHIL system is so large, no one person possesses the knowledge to answer every question. Thus, the BHIL contact person will often need to identify an expert and allow some time for a response. It is expected that questions will be answered in no more than a week's time.

-   BHIL will incorporate BHIL's current problem escalation procedure.

- The BHIL technical point of contact must make the EDCO technical point of contact aware of BHIL system releases for the purpose of impact analysis. This should occur no later than a month prior to the BHIL system release.

- Conversely, the EDCO technical point of contact must make the BHIL technical point of contact aware of EDCO system releases for the purpose of impact analysis. This should occur no later than a month prior to the EDCO system release.

- No work will be initiated for EDCO without a written work order signed by EDCO and BHIL.

                                                     Attachment 2 TO Exhibit D-1

                        DATA CENTER TERM SHEET (Section 2.3.2)


The following points describe the terms, means and manner in which the BHIL data center services may be utilized by EDCO.

- PROQUEST: The term "BHIL ProQuest Systems" refers to the data center resources running in BHIL's Ann Arbor location as well as BHIL's systems remotely hosted by EMC in Hopkinton, MA, or any other location necessary to provide the ProQuest service. BHIL data manufacturing systems are also utilized to produce CD-ROMs.

- SYSTEM AVAILABILITY: Until 8/1/1999, BHIL's online systems are unavailable from 2-3.a.m. weekdays and 10:00 p.m. Saturday - 10:00 a.m. Sunday. After 8/1/99, BHIL's systems are targeted to be available 24 hours a day, 7 days a week, with possible exceptions several times a quarter for hardware maintenance or major changes. This is barring Acts of God or situations beyond our control.

- ACCESS: EDCO customers will access BHIL online services and content via existing (or presently under development) External Interfaces (Z39.50, ProQuest Direct, KidQuest, JuniorQuest, ClassMate, Site Builder). Additional methods of access will require development and will be considered incremental product development.

- AUTHENTICATION: Authentication will generally be performed based upon the EDCO customers entering a valid PQD User Account ID and Password. In some cases authentication may be skipped if access comes from a list of specified IP addresses.

- SEARCH RESPONSE TIMES: Provided Search Response times for EDCO customers will be the same as those provided to BHIL PQD customers; this is currently 10 seconds.

- DATA COLLECTIONS: BHIL will maintain complete, correct and current data content collections of the material chosen to be accessible by EDCO customers. BHIL content is generally not searchable until the day after it has been loaded into the content warehouse.

- NETWORK: Any incremental network costs (such as telecommunications lines, routers, switches or firewalls, as well as monthly charges) necessary to provide functionality between EDCO systems and BHIL systems will be supplied by BHIL at cost pursuant to a written work order executed by BHIL and EDCO.

- SYSTEM CAPACITY: BHIL will supply the system capacity resources (Network, Hardware, software) to service EDCO customers within its data center. EDCO will provide BHIL with a forecast (updated quarterly) of its capacity needs for the next twelve months. This will be expressed as numbers of customers (total and / or concurrent), numbers of searches, time of day, numbers of content retrievals and other meaningful metrics as mutually agreed to by the parties.

- TIME of SYSTEM USAGE: The BHIL systems will monitor and provide the means for reporting the times when EDCO customers' usage occurred, in categories of "Peak," during the weekday, or "Off-Peak."

- EDCO BRANDING & DOMAIN NAMES: EDCO will reimburse BHIL for any costs incurred in the event EDCO wishes to establish its own product brand and / or unique domain names for their products. The scope of this includes any domain name registration fees, network engineering changes, hardware, third party web server software or BHIL software modifications. EDCO will not be obligated to pay for any costs hereunder without a signed work order from EDCO.

                                                                     Exhibit D-2

             BHIL NON-TECHNICAL SUPPORT SERVICES AGREEMENT (Section 2.5)

PARTIES:                          BHIL and EDCO

TERM:                             6 months.

COST:                             a) Customer Support - free

                                  b) Billing and Accounting Support - free

                                  c) Human Resources - free

                                  d) Office Space - market rate

                                  e) Office Equipment - market rate (depreciated
                                     value remaining - includes computer
                                     hardware, software, and office furniture and fixtures) (other than the office equipment included as a Contributed Asset).

                                  f) Trade Show and Promotional Materials -
                                     actual cost

Scope of Services:                BHIL will provide EDCO:

                                  a) Customer Support

                                  b) Billing and Accounting Support

                                  c) Human Resources

                                  d) Office Space

                                  e) Office Equipment

                                  f) Trade Show and Promotional Materials

                                  g) Other services as required

                                  All services shall be provided on same basis as currently provided by bhil for the bhil contributed business.

Liaisons:                         Each party shall designate a primary liaison
                                  for this agreement who shall be the single person authorized to agree to changes, modifications or methods of implementation of this Agreement.

Miscellaneous:                    This Agreement shall contain provision
                                  regarding Warranty, Limitation of Liability,
                                  Confidentiality, Governing Law and other standard provisions.

                                                                     Exhibit D-3

                        REPRESENTATION AGREEMENT (2.3.3)


Parties:                          EDCO and BHIL

Term:                             36 months

Cost:                             On terms to be mutually agreed upon.

Scope of Services:                a) Upon EDCO's request, BHIL will act as a
                                     sales agent for the sale of EDCO products into the Excluded Segments and in all market segments outside of North America. The terms of such arrangement to be subject to mutual agreement. If EDCO intends to Distribute ProQuest through a third Person in market segments outside of North America, BHIL has a right of first refusal to Distribute ProQuest on the same terms and conditions as such third Person intended to do so.

                                  b) In bids to consortia that span the Excluded
                                     Segments and the K-12 Segment:

                                       (i)  BHIL and EDCO will cooperate with
                                            each other in making joint bids,
                                            including revenue allocation and
                                            pricing, and in the performance of
                                            any contracts resulting therefrom.
                                            EDCO and BHIL can only make joint
                                            bids with each other and no other
                                            third Person with respect to the
                                            products and services provided by
                                            EDCO or BHIL, as the case may be. If
                                            the parties do not make a joint bid,
                                            either party can make an independent
                                            bid to such consortia with respect
                                            to the market segment served by such
                                            party.

                                       (ii) BHIL retains the right to include
                                            the Excluded BHIL Products in bids
                                            to library or other consortia that
                                            span the

                                            Excluded Segments and the EDCO
                                            Segment in bids with EDCO or
                                            independent bids by BHIL alone.


                                       (iii) With respect to the Public Library
                                            Segment, (i) if ProQuest is used in
                                            the joint bid, BHIL shall determine
                                            the terms and conditions, including
                                            pricing, (ii) if Electric Library is
                                            used in the joint bid, EDCO shall
                                            determine the terms and conditions,
                                            including pricing and (iii) if the
                                            parties cannot agree, either party
                                            can make an independent bid to such
                                            consortia with respect to the market
                                            served by such party.

                                  c) The existing INFO contracts with the Post
                                     Secondary Education Segment shall be
                                     transferred to EDCO; provided, however,
                                     that EDCO will not renew such contracts on the renewal date and will use its best efforts to cause the customer of the Post Secondary Education Segment to use BHIL's ProQuest products and services.

Miscellaneous:                    This Agreement shall contain provisions
                                  regarding Indemnification, Proprietary Rights,
                                  Warranty, Limitation of Liability,
                                  Confidentiality, Governing Law and other standard provisions.

                                                                     Exhibit E-1

                        EDCO TECHNICAL SERVICES AGREEMENT


Parties:                          INFO and EDCO.

Term: 36 months, renewable by mutual agreement of the parties. INFO can terminate upon 90 days written notice, provided, however, that if INFO wants to use a third Person to provide the services hereunder:

                                  (i)   INFO shall obtain three bids from
                                        independent third parties,

                                  (ii) the cost of the third Person must be 90% or less of the costs charged by EDCO for the same services, and

                                  (iii) EDCO has not exercised its right of
                                        first refusal to match the costs of the
                                        third Person which right of first
                                        refusal will not be unreasonably
                                        exercised.

Charges: The Fully Loaded Costs to provide Services which initially shall equal XXX of INFO's Net Revenue from Electric Library Technology for the first 12 months and thereafter shall be adjusted to the Fully Loaded Costs incurred during the preceding 12 month period on each anniversary of this Agreement, subject to a mutually agreed upon reduction if there is a shift from peak to non-peak usage by INFO.

Scope of Services:                Data Center and Information Technology Support
                                  services, consisting of the following:

                                  a) EDCO will keep available sufficient
                                     hardware and systems software to support the use of the Electric Library by INFO's customers in the INFO End-User Business.

                                  b) EDCO will provide the same service level to
                                     INFO as EDCO provides to the EDCO Segment.

                                  c) INFO may request that EDCO load additional
                                     license material specific to EDCO's needs.
                                     Loading such materials shall be at
                                     additional cost and subject to reasonable scheduling pursuant to a written work order signed by INFO and EDCO.

                                  d) The Services are more fully described in
                                     the attached Technical Support Term Sheet and Data Center Term Sheet. (Attachments 1 and 2 to this Exhibit E-1)

                                  e) EDCO will respond to questions and assist
                                     with implementation as specified in the
                                     Technical Support Term Sheet. (Attachment 1 to this Exhibit E-1).

                                  f) In the event that the Scope of the Services
                                     shall increase materially from the level at which they exist at the effective date of this Agreement, and such increases requires EDCO to purchase or lease such hardware and systems software as necessary to support such increased usage, the increased costs will be shared by EDCO and INFO proportionately based upon the need for increased usage. The purchase or lease of such hardware and systems software shall be pursuant to a written work order executed by INFO and EDCO.

                                  g) In the event that INFO terminates this
                                     Agreement, it will assume the obligations of any hardware lease or software license of EDCO that is used primarily to satisfy INFO's system usage (unless EDCO waives such obligation).

Enhancements:                     To the extent there are enhancements or
                                  modifications to the INFO Software that
                                  require additional hardware, software or labor, the parties shall negotiate in good faith an increase in the cost of this Agreement to INFO to compensate EDCO for such increased hardware, software and/or labor costs. The enhancements or modifications shall be agreed to pursuant to a written work order signed by INFO and EDCO.

Liaisons:                         Each party shall designate a primary liaison
                                  for this Agreement who shall be the single person authorized to agree to changes, modifications or methods of implementation of this Agreement.

Miscellaneous:                    This Agreement shall contain provisions
                                  regarding Warranty, Limitation of Liability,
                                  Confidentiality, Governing Law and other standard provisions.

                                                     Attachment 1 TO Exhibit E-1


                          TECHNICAL SUPPORT TERM SHEET



This sheet describes the terms and conditions under which EDCO will provide technical support for the software licensed to INFO under the EDCO Software and Technology License and support under this EDCO Technical Services Agreement.

- It is expected that INFO will have questions about the design, functionality and algorithms utilized in EDCO's software. An EDCO technical resource will be designated as a point of contact for such questions. An INFO technical point of contact should also be designated to facilitate these discussions.

- Given that the EDCO system is so large, no one person possesses the knowledge to answer every question. Thus, the EDCO contact person will often need to identify an expert and allow some time for a response. It is expected that questions will be answered in no more than a week's time.

-   EDCO will incorporate EDCO's current problem escalation procedure.

- The EDCO technical point of contact must make the INFO technical point of contact aware of EDCO system releases for the purpose of impact analysis. This should occur no later than a month prior to the EDCO system release.

- Conversely, the INFO technical point of contact must make the EDCO technical point of contact aware of INFO system releases for the purpose of impact analysis. This should occur no later than a month prior to the INFO system release.

- No work will be initiated for INFO without a written work order signed by INFO and EDCO.

                                                     Attachment 2 TO Exhibit E-1

                             DATA CENTER TERM SHEET


The following points describe the terms, means and manner in which the EDCO data center services may be utilized by INFO.

- ELECTRIC LIBRARy: The term "Electric Library" refers to the data center resources running in EDCO's Wayne, Pennsylvania location or any other location necessary to provide the Electric Library Service.

- SYSTEM AVAILABILITY: EDCO's systems are available 24 hours a day, 7 days a week, with scheduled exceptions several times a quarter for hardware maintenance or major changes. This is barring Acts of God or situations beyond our control.

- ACCESS: INFO customers will access Electric Library and EDCO and BHIL content via existing (or presently under development) External Interfaces. Additional methods of access may require development and will be considered incremental product development.

- AUTHENTICATION: Authentication will generally be performed based upon the INFO customers entering a valid Electric Library User Account ID and Password. In some cases authentication may be skipped if access comes from a list of specified IP addresses.

- SEARCH RESPONSE TIMES: Provided Search Response times for INFO customers will be the same as those provided to EDCO Library Users.

- DATA COLLECTIONS: EDCO will maintain complete, correct and current data content collections of the material chosen to be accessible by INFO customers. BHIL and EDCO content is generally not searchable until the day after it has been loaded into the content warehouse.

- NETWORK: Any incremental network costs (such as telecommunications lines, routers, switches or firewalls, as well as monthly charges) necessary to provide functionality between INFO systems and EDCO systems will be supplied by EDCO at cost pursuant to a written work order executed by INFO and EDCO.

- SYSTEM CAPACITY: EDCO will supply the system capacity resources (Network, Hardware, software) to service INFO customers within its data center. INFO will provide EDCO with a forecast (updated quarterly) of its capacity needs for the next twelve months. This will be expressed as numbers of customers (total and / or concurrent), numbers of searches, time of day, numbers of content retrievals and other meaningful metrics as mutually agreed to by the parties.

- TIME of SYSTEM USAGE: The EDCO systems will monitor and provide the means for reporting the times when INFO customers' usage occurred, in categories of "Peak", during the weekday, or "Off-Peak".

- INFO BRANDING & DOMAIN NAMES: INFO will reimburse EDCO for any costs incurred in the event INFO wishes to establish its own product brand and / or unique domain names for their products. The scope of this includes any domain name registration fees, network engineering changes, hardware, third party web server software or EDCO software modifications. INFO will not be obligated to pay for any costs hereunder without a signed work order from INFO.

                                                                     Exhibit E-2

                  EDCO NON-TECHNICAL SUPPORT SERVICES AGREEMENT

Parties:                          INFO and EDCO

Term:                             6 months.

Cost:                             a) Customer Support - free

                                  b) Billing and Accounting Support - free

                                  c) Human Resources - free

                                  d) Office Space - market rate

                                  e) Office Equipment - market rate (depreciated
                                     value remaining - includes computer
                                     hardware, software, and office furniture and fixtures) (other than the office equipment included as a Contributed Asset).

                                  f) Trade Show and Promotional Materials -
                                     actual cost

Scope of Services:                EDCO will provide INFO and INFO will provide
                                  EDCO:

                                  a) Customer Support

                                  b) Billing and Accounting Support

                                  c) Human Resources

                                  d) Office Space

                                  e) Office Equipment

                                  f) Other services as required

                                  All services shall be provided on same basis as INFO currently provides to the INFO Contributed Business.

Liaisons:                         Each party shall designate a primary liaison
                                  for this Agreement who shall be the single person authorized to agree to changes, modifications or methods of implementation of this Agreement.

Miscellaneous:                    This Agreement shall contain provision
                                  regarding Warranty, Limitation of Liability,
                                  Confidentiality, Governing Law and other standard provisions.

                                                                       Exhibit F

                    BHIL CONTENT LICENSE AGREEMENT (Section 2.6.1)


Parties:                          BHIL (licensor) and EDCO (licensee).

Licensed Materials:               a) All materials currently included in BHIL
                                     K-12 Products to the extent the content of such BHIL K-12 Products can be licensed to EDCO, currently estimated by BHIL to be approximately 2000 titles.

                                  b) The license to the Licensed Materials shall
                                     be limited to the EDCO Segment and as
                                     provided for in the EDCO Content License
                                     Agreement and shall not include the
                                     Excluded Segments.

                                  c) BHIL shall be the exclusive provider of the
                                     type of content contained in BHIL K-12
                                     Products. BHIL shall have the right of
                                     first offer if EDCO desires to obtain
                                     rights to content not contained in the
                                     Licensed Materials.

Term:                             5 years.

Cost:                             a) For the first 12 months of the term of this
                                     Agreement, the license fee shall be XXX of Net Revenues of EDCO derived from the Licensed Materials, calculated as follows:

                                       i)   Royalties equal to XXX of the Net
                                            Revenues of EDCO derived from the
                                            Licensed Materials. To the extent
                                            that actual royalties paid by BHIL
                                            to the licensors of the Licensed
                                            Materials exceeds an average of XXX,
                                            BHIL shall increase the cost to EDCO
                                            hereunder for the following year by
                                            a proportionate amount. To the
                                            extent that actual royalties paid by
                                            BHIL to the licensors of the
                                            Licensed Materials is less than an
                                            average of XXX, BHIL shall decrease
                                            the cost to EDCO hereunder for the
                                            following year by a
                                            proportionate amount. The
                                            adjustments shall be calculated
                                            annually on the anniversary date
                                            hereof based upon the preceding
                                            twelve month royalties; and

                                       ii)  BHIL shall receive as a royalty XX
                                            of Net Revenues of EDCO derived from
                                            the Licensed Materials, in addition
                                            to the publisher royalty referred to
                                            in the preceding paragraph. The XX
                                            fee is for content preparation,
                                            content loading and publisher
                                            relations.

Scope of Use:                     a) EDCO may request that BHIL acquire rights
                                     to additional Licensed Materials.
                                     Acquisition of such rights shall be at
                                     additional cost and subject to a work order signed by EDCO and BHIL.

                                  b) Except as provided in the EDCO Content
                                     License Agreement, EDCO can only sublicense to customers of the EDCO Segment.

                                  c) EDCO will have the right to license the
                                     Licensed Material, in whole or in part, to the EDCO Segment.

Modifications and Termination
of Publisher Rights:              To the extent that BHIL's rights to license
                                  the Licensed Materials to EDCO are modified or terminated by the licensor, they shall be removed or modified from this license accordingly.

Liaisons:                         Each party shall designate a primary liaison
                                  for this Agreement who shall be the single person authorized to agree to changes, modifications or methods of implementation of this Agreement.

Miscellaneous:                    This Agreement shall contain provision
                                  regarding Indemnification, Proprietary Rights,
                                  Warranty, Limitation of Liability,
                                  Confidentiality, Governing Law and other standard provisions.

                                                                       Exhibit G

                       BHIL SOFTWARE LICENSE (Section 2.6.1(C))

Parties:                          BHIL and EDCO

Licensed Software:                BHIL license to EDCO:

                                  a) ProQuest, including applications
                                     such as SiteBuilder and ClassMate,
                                     including reasonable specifications.

                                  b) ProQuest Searchware for Windows and DOS
                                     including reasonable specifications.

                                  c) The license is not transferable.

Maintenance:                      a) Corrections ("bug fixes") and
                                     modifications.

                                  b) Updates, upgrades, new releases and
                                     enhancements.

Term: Perpetual license. BHIL has the right to terminate this Agreement upon a Change of Control of EDCO.

Cost:                             Free.

Scope of Use:                     a) Use and Distribution of Licensed Software
                                     (including document linking software) shall be limited to the K-12 Segment.

                                  b) A trademark license for a period of 12
                                     months to use the ProQuest family of
                                     trademarks and the domain names registered to BHIL that are currently used in the EDCO Segment. EDCO may continue to use the ProQuest family of trademarks after the 12-month period in the K-12 Segment only provided the use of the ProQuest trademarks and domain names in such K-12 Segment do not create confusion to BHIL customers. If confusion does occur, the parties agree to use reasonable efforts to remedy such confusion.

                                  c) All rights not specifically granted to EDCO
                                     are retained by BHIL.

                                  d) BHIL's integrated systems utilize several
                                     third party software products, such as
                                     Oracle. BHIL cannot license these products to EDCO; if EDCO wishes to run the integrated software, it would have to obtain its own licenses. (A list of such third party software shall be included in the specifications to the Licensed Software.)

                                  e) Upon termination of the BHIL Technical
                                     Services Agreement, EDCO will be given
                                     possession of the source code of the
                                     Licensed Software and BHIL will discontinue maintenance and technical support of the Licensed Software.

                                  f) The Licensed Software will be licensed to
                                     End- Users pursuant to the form of license agreement provided by BHIL, which form will not be altered by EDCO without BHIL's written consent.


Enhancements:                     a) EDCO may request enhancements or
                                     modifications to the Licensed Software
                                     during the period of maintenance and BHIL will develop such enhancements subject to mutually-agreed specifications, costs, expenses, schedules and level of effort all of which shall be documented in a work order executed by BHIL and EDCO.

                                  b) EDCO's request for system modifications to
                                     the Licensed Software in order to provide new functionality or product/content offerings will be written and provided to the BHIL point of contact. Within three weeks, the BHIL point of contact will provide EDCO and BHIL management with:

                                       (i)  A concept-level estimate of the
                                            effort involved (stated in a measure
                                            such as person-months);

                                       (ii) An expectation of a target date for
                                            completion. This date will be
                                            determined by many factors, such as
                                            resource availability and other
                                            concurrent development
                                            projects/releases.

                                  c) Modifications requiring up to two weeks of
                                     development may be handled by BHIL
                                     sustaining resources.

                                  d) Modifications requiring more than two weeks
                                     should be presented to BHIL's Project
                                     Resource Team (PRT) for approval and
                                     prioritization. It is expected the PRT will be supported with the information necessary to make a business decision about the project.

Liaisons:                         Each party shall designate a primary liaison
                                  for this Agreement who shall be the single person authorized to agree to changes, modifications or methods of implementation of this Agreement.

Miscellaneous:                    This Agreement shall contain provision
                                  regarding Warranty, Limitation of Liability,
                                  Confidentiality, Governing Law and other standard provisions.

                                                                       Exhibit H

                    EDCO CONTENT LICENSE AGREEMENT (Section 2.7.2)


Parties:                          EDCO (licensor) and INFO (licensee)

Licensed Materials:               a) EDCO will license INFO all materials
                                     currently included in the INFO End-User
                                     Business and Slueth-type applications as well as all licensed materials made available to EDCO under the BHIL content agreement as set forth in Exhibit F to which EDCO holds sublicensing rights and to which EDCO may license in connection with the Electric Library Technology.

                                  b) The license to the Licensed Materials shall
                                     be limited to the INFO End-User Business
                                     Slueth- type products, and any new INFO
                                     products, subject to the Scope of Use
                                     below.

                                  c) EDCO shall be the preferred provider of the
                                     type of content contained in the Electric
                                     Library and BHIL K-12 Products. EDCO shall have the right of first refusal if INFO intends to obtain content similar to the content contained in the Electric Library and BHIL K-12 Products, on the same terms and conditions to be provided by such third Person.

Term:                             5 years.

Cost:                             a) License fee for content provided by BHIL
                                     and provided by EDCO to INFO pursuant to this EDCO Content License Agreement shall be calculated as follows:

                                       i)   For the first 12 months of the term
                                            of this Agreement, the license fee
                                            shall be XXX (calculated pursuant to
                                            (a) (ii) and (a) (iii) below) of
                                            sales of Electric Library, publisher
                                            royalty to be paid on Net Revenue to
                                            INFO for the Licensed Materials
                                            sublicensed by EDCO to INFO.

                                       ii)  To the extent that actual royalties
                                            paid by EDCO to BHIL for any year
                                            exceeds an average of XXX, EDCO
                                            shall increase the cost to INFO
                                            hereunder for the following year by
                                            a proportionate amount. To the
                                            extent that actual royalties paid by
                                            EDCO to BHIL is less than an average
                                            of XXX for any year, EDCO shall
                                            decrease the cost to INFO hereunder
                                            for the following year by a
                                            proportionate amount. The
                                            adjustments shall be calculated
                                            annually on the anniversary date
                                            hereof based upon the preceding
                                            twelve month royalties.

                                       iii) In any event, EDCO shall receive as
                                            a royalty XX of the sales by INFO
                                            of the Electric Library and
                                            BHIL K-12 Products and/or publisher
                                            royalty referred to in the preceding
                                            paragraph. The XX fee is for
                                            content preparation, content
                                            loading and publisher relations.

                                  (b) License fee for content provided to EDCO
                                      by INFO shall be calculated as follows:

                                       i)   For the first 12 months of the term
                                            of this Agreement, the license fee
                                            shall be XXX (calculated pursuant to
                                            (b)(ii) and (b)(iii) below) of sales
                                            of Electric Library, publisher
                                            royalty to be paid on Net Revenue to
                                            INFO for the Licensed Materials
                                            sublicensed by EDCO to INFO.

                                       ii)  To the extent that actual royalties
                                            paid by EDCO for any year exceeds an
                                            average of XXX, EDCO shall increase
                                            the cost to INFO hereunder for the
                                            following year by a proportionate
                                            amount. To the extent that actual
                                            royalties paid by EDCO for any year
                                            is less than an average of XXX for
                                            any year, EDCO shall decrease the
                                            cost to INFO hereunder for the
                                            following year by a proportionate
                                            amount. The adjustments shall be
                                            calculated annually on the
                                            anniversary date hereof based upon
                                            the proceeding twelve months
                                            royalties.

                                       iii) In any event, EDCO shall receive as
                                            a royalty equal to XX of the sales
                                            by INFO of the Electric Library
                                            Technology and BHIL K-12 Products
                                            and/or publisher royalty referred to
                                            in the preceding paragraph. The XXX
                                            fee is for content preparation,
                                            content loading and publisher
                                            relations.

                                  (c) In the event EDCO has the opportunity to
                                      provide the same Licensed Materials to
                                      INFO from either BHIL provided content or INFO provided content, EDCO will use commercially reasonable efforts to provide such Licensed Materials to INFO at the lowest cost to INFO.

Scope of Use:                     INFO can only use the content hereunder in
                                  the INFO End-User Business, but such business shall not be limited to the Electric Library
                                  Technology. Notwithstanding the foregoing, the content hereunder may only be used, if and only if, all of the following conditions are met:

                                  (a) such Licensed Materials are Distributed
                                      directly to End-Users and not to or
                                      through or in cooperation with any school, library or other institution or organization in the EDCO Segment;

                                  (b) such Licensed Materials are Distributed
                                      only in connection with a discrete product or service on a stand alone basis, having its own separately stated fee or charge for such product or service;

                                  (c) such Licensed Materials are Distributed to
                                      such End-User not as part of or pursuant to a marketing effort directed toward the EDCO Segment;

                                  (d) such Licensed Materials are not
                                      Distributed under or in connection with
                                      the endorsement or recommendation or
                                      cooperation of any Person who is marketing to or participating in the K-12 Segment; and

                                  (e) the Licensed Materials are not Distributed
                                      to or through a Person who redistributes the Licensed Materials to the EDCO Segment or Post Secondary Education Segment.

Modifications and Termination
of Publisher Rights:              To the extent that EDCO's rights to license
                                  the Licensed Materials to INFO are modified or terminated by the licensor, they shall be removed or modified from this license accordingly.

Liaisons:                         Each party shall designate a primary liaison
                                  for this Agreement who shall be the single person authorized to agree to changes, modifications or methods of implementation of this Agreement.

Miscellaneous:                    This Agreement shall contain provision
                                  regarding Indemnification, Proprietary Rights,
                                  Warranty, Limitation of Liability,
                                  Confidentiality, Governing Law and other standard provisions.

                                                                       Exhibit I

                  EDCO SOFTWARE AND TECHNOLOGY LICENSE (Section 2.8)

Parties:                          EDCO (licensor) and INFO (licensee)

Licensed Software & Technology:   EDCO license to INFO:

                                  a) U.S. Patent Nos.: 5,873,076
                                                       5,742,816
                                                       5,737,734
                                                       5,721,902
                                                       5,675,788
                                                       5,659,742
                                                      09/088,188

                                  b) Oracle (as customized);
                                     Excalibur/Retrievalware (as customized);
                                     BFS (as customized);
                                     Internal reporting software;
                                     Web Manager, session manager, data base
                                     dispatcher, query dispatcher;
                                     Customizations to off-the-shelf software;
                                     Project "Retriever";
                                     Project "Pointer";
                                     All software or technology used in the INFO
                                     Contributed Business.

                                  c) Electric Library client software for
                                     Windows and DOS including reasonable
                                     specifications.

                                  d) The license is not transferable.

Maintenance:                      a) Corrections ("bug fixes") and
                                     modifications.

                                  b) Updates, upgrades, new releases and
                                     enhancements.

Term: Perpetual license. EDCO has the right to terminate this License upon a Change of Control of INFO.

Cost:                             Free.

Scope of Use:                     a) Use and Distribution of Licensed Software
                                     and Technology shall be limited to the INFO
                                     End-

                                     User Business, Sleuth-type products, and any new INFO products, subject to Scope of Use below.

                                  b) A trademark license for a period that lasts
                                     as long as INFO makes such Electric Library products or services available in the INFO End-User Business to use the Electric Library family of trademarks and the domain names registered to EDCO that are currently used in the EDCO Segment.

                                  c) All rights not specifically granted to INFO
                                     are retained by EDCO.

                                  d) EDCO's integrated systems utilize several
                                     third party software products, such as
                                     Oracle. EDCO may not be able to license
                                     these products to INFO; if INFO wishes to run the integrated software, it would have to obtain its own licenses.

                                  e) Upon termination of the EDCO Technical
                                     Services Agreement, INFO will be given
                                     possession of the source code of the
                                     Licensed Software & Technology and EDCO
                                     will discontinue maintenance and technical support of the Licensed Software & Technology.

                                  f) INFO shall have full rights under all U.S.
                                     patents of the Licensed Software &
                                     Technology to make, use, and sell the
                                     inventions disclosed and claimed in such patents, subject to the INFO non-competition agreement.

                                  g) INFO shall have full rights to use the
                                     Licensed Software and Technology as set
                                     forth in items b) or c) in the Licensed
                                     Software and Technology section hereof, in the INFO End-User Business but such business shall not be limited to the Electric Library Technology.

Enhancements:                     a) INFO may request enhancements or
                                     modifications to the Licensed Software &
                                     Technology during the period of maintenance and EDCO will develop such enhancements subject to mutually-agreed specifications, costs, expenses, schedules and level of effort, and a work order executed by both INFO and EDCO.

                                  b) INFO's request for system modifications to
                                     the EDCO software in order to provide new functionality or product/content offerings will be written and provided to the EDCO point of contact. Within three weeks, the EDCO point of contact will provide INFO and EDCO management with:

                                       (i)  A concept-level estimate of the
                                            effort involved (stated in a measure
                                            such as person-months);

                                       (ii) An expectation of a target date for
                                            completion. This date will be
                                            determined by many factors, such as
                                            resource availability and other
                                            concurrent development
                                            projects/releases.

                                  c) Modifications requiring up to two weeks of
                                     development may be handled by EDCO
                                     sustaining resources.

                                  d) Modifications requiring more than two weeks
                                     should be presented to EDCO's liaison for approval and prioritization. It is expected the liaison will be supported with the information necessary to make a business decision about the project.

Liaisons:                         Each party shall designate a primary liaison
                                  for this Agreement who shall be the single person authorized to agree to changes, modifications or methods of implementation of this Agreement.

Miscellaneous:                    This Agreement shall contain provision
                                  regarding Warranty, Limitation of Liability,
                                  Confidentiality, Governing Law and other standard provisions.

                                                                     Exhibit J-1

                 ONLINE PUBLISHING LICENSE AGREEMENT (Section 2.9.3)


Parties:                          BHIL, INFO and EDCO

Licensed Software:                BHIL will license to INFO and EDCO the Online
                                  Publishing Software as set forth on Schedules
                                  OPB1, OPB2 and OPB3.

Term:                             Perpetual.


Cost:                             Free.

Scope of Use:                     a) Neither INFO nor EDCO may use the Online
                                     Publishing Software to provide Online
                                     Publishing services.

                                  b) Source code and documentation delivered
                                     within 60 days following Closing.

Enhancements:                     As reasonably requested by INFO or EDCO and
                                  subject to BHIL's written agreement.


Miscellaneous:                    This Agreement shall contain provision
                                  regarding Warranty, Limitation of Liability,
                                  Confidentiality, Governing Law and other standard provisions.


Online Publishing Services:       Shall mean the provision of publishing or
                                  hosting services to a third Person for such third Person's publication.

                                                                     Exhibit J-2

                   INFO SLEUTH SOFTWARE AND TECHNOLOGY LICENSE

Parties:                          INFO (licensor) and BHIL and EDCO (licensees)


Licensed Software & Technology:   a) INFO licenses the proprietary software and
                                     technology related to INFO's "Sleuth"
                                     products, including reasonable
                                     specifications.
                                  b) The license is not transferable.

Maintenance:                      a) Corrections ("bug fixes") and
                                     modifications.

                                  b) Updates, upgrades, new releases and
                                     enhancements.

Term: Perpetual license. INFO has the right to terminate this License upon a Change of Control of EDCO or BHIL, respectively.

Cost:                             Free.

Scope of Use:                     a) Use and Distribution of Licensed Software
                                     and Technology by EDCO shall be limited to the EDCO Segment.

                                  b) Use and Distribution of Licensed Software
                                     and Technology by BHIL shall be limited to the Online Publishing Business and Post Secondary Education Segment.

                                  c) All rights not specifically granted by INFO
                                     are retained by INFO.

                                  d) The Licensed Software & Technology utilize
                                     several third party software products, such as Statistic Server, Cold Fusion, Oracle, Survey Site, and Microsoft Internet Information Service. INFO cannot license these products to EDCO and BHIL; if EDCO and/or BHIL wish to run the Licensed Software & Technology, they would each have to obtain licenses themselves. (A list of such third party software shall be included in the specifications to the Licensed Software & Technology.)

Liaisons:                         Each party shall designate a primary liaison
                                  for this agreement who shall be the single person authorized to agree to changes, modifications or methods of implementation of this agreement.

Miscellaneous:                    This Agreement shall contain provision
                                  regarding Warranty, Limitation of Liability,
                                  Confidentiality, Governing Law and other standard provisions.

                                                                    Exhibit L

                          INFO NONCOMPETITION AGREEMENT


1.       RESTRICTED ACTIVITIES.

For a period of three (3) years from the Closing Date (the "Restricted Term"), INFO shall not, without the prior written consent of EDCO:

         (i) engage in any INFO Restricted Activities anywhere in the world;

         (ii) own, manage, operate, be compensated by, participate in, render advice to, have any right to or interest in any other business directly or indirectly engaged in the INFO Restricted Activities, with the exception of INFO ownership interest (10% or less as of the date of the Master Transaction Agreement) in Electric Schoolhouse, LLC or its successor;

         (iii) divulge, communicate, use or disclose any nonpublic information concerning EDCO or any of its Affiliates, their personnel, business and affairs;

         (iv) interfere with the business relationships or disparage the good name or reputation of EDCO or any of its Affiliates or take any action which brings EDCO or any of its Affiliates or its business into public ridicule or disrepute; or

         (v) solicit for employment or employ any employee of EDCO or any of its Affiliates, or request, induce or advise any employee to leave the employ of EDCO or any of its Affiliates.

The ownership of less than one-tenth of one percent (.1%) of a publicly traded corporation engaged in INFO Restricted Activities shall not in and of itself be deemed to be a violation of this covenant.

2.       TOLLING OF RESTRICTED TERM.

If INFO violates the provisions of Section 1, EDCO shall not, as a result of the time involved in obtaining relief, be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the restrictive covenant of Section 1 shall be deemed to have the duration specified in Section 1, computed from the date the relief is granted, but reduced by the time between the period when the restriction began to run and the date of the first violation of the covenant by INFO.

3.       ACCOUNTING.

INFO agrees that, if INFO shall be determined by an appropriate judicial process to have violated any of the provisions of this Agreement, EDCO shall be entitled to an accounting and repayment of all profits, compensation, commission, remuneration or other benefits that INFO, directly or indirectly, may realize arising from or related to any such violation. These remedies shall be in addition to, and not in limitation of, any injunctive relief or other rights to which EDCO may be entitled.

4.       REFORMATION OF PROVISIONS.

The parties agree and acknowledge that the duration, scope and geographic areas applicable to the covenant not to compete described in this Agreement are fair, reasonable and necessary, that adequate compensation has been received by INFO for such obligations. If, however, for any reason any court determines that the restrictions in this Agreement are not reasonable or that consideration is inadequate such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Agreement as will render such restrictions valid and enforceable.

5.       INJUNCTION RELIEF.

INFO hereby waives any requirement of proof that such breach will cause serious or irreparable injury to EDCO, or that there is an adequate remedy at law. In any proceeding, either at law or in equity, between the parties hereto, INFO hereby agrees that INFO shall not raise as a defense:

         (i) that the duration, scope or geographical area in which INFO is prohibited from competition is unfair, unnecessary or unreasonable,

         (ii)      that this Agreement is in restraint of trade,

         (iii)     lack of irreparable injury to EDCO, or

         (iv)      lack of any protectable business interest of EDCO.

Further, the existence of any claim or cause of action of INFO against EDCO or any of its Affiliates, whether or not predicated on the terms of this Agreement, shall not constitute a defense to the enforcement of INFO obligations under this Agreement. INFO shall pay or reimburse EDCO for all costs and expenses, including court costs, amounts paid in settlement, judgments, reasonable attorneys', legal assistants', and experts' fees incurred or paid by EDCO in protecting or enforcing its rights and remedies hereunder.

6.   INDIVIDUAL END-USER CARVE OUT.

Notwithstanding the restriction set forth in Section 1, INFO shall be entitled to engage in INFO Restricted Activities if, and only if, all of the following conditions are met:

         (a) such product or service is Distributed directly to End-Users and not to or through or in cooperation with any school, library or other institution or organization in the EDCO Segment;

         (b) such product or service is Distributed only as a discrete product or service on a stand alone basis, having its own separately stated fee or charge for such product or service;

         (c) such product or service is Distributed to such End-User not as part of or pursuant to a marketing effort directed toward the EDCO Segment;

         (d) such product or service is not Distributed under or in connection with the endorsement or recommendation or cooperation of any Person who is marketing to or participating in the K-12 Segment; and

         (e) the product or service is not Distributed to or through a Person who redistributes the product or service to the EDCO Segment or Post Secondary Education Segment.

                                                                    Exhibit M

                          EDCO NONCOMPETITION AGREEMENT


1.       RESTRICTED ACTIVITIES.

For a period of three (3) years from the Closing Date (the "Restricted Term"), EDCO shall not, without the prior written consent of both BHIL and INFO:

         (i) engage in any EDCO Restricted Activities anywhere in the world;

         (ii) own, manage, operate, be compensated by, participate in, render advice to, have any right to or interest in any other business directly or indirectly engaged in the EDCO Restricted Activities;

         (iii) divulge, communicate, use or disclose any nonpublic information concerning BHIL or INFO or any of its Affiliates, their personnel, business and affairs;

         (iv) interfere with the business relationships or disparage the good name or reputation of BHIL or INFO or any of their Affiliates or take any action which brings BHIL or INFO or any of their Affiliates or their businesses into public ridicule or disrepute; or

         (v) solicit for employment or employ any employee of BHIL or INFO or any of their Affiliates, or request, induce or advise any employee to leave the employ of BHIL or INFO or any of their Affiliates.

The ownership of less than one-tenth of one percent (.1%) of a publicly traded corporation engaged in EDCO Restricted Activities shall not in and of itself be deemed to be a violation of this covenant.

2.       TOLLING OF RESTRICTED TERM.

If EDCO violates the provisions of Section 1, EDCO shall not, as a result of the time involved in obtaining relief, be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the restrictive covenant of Section 1 shall be deemed to have the duration specified in Section 1, computed from the date the relief is granted, but reduced by the time between the period when the restriction began to run and the date of the first violation of the covenant by EDCO.

3.       ACCOUNTING.

EDCO agrees that, if EDCO shall be determined by an appropriate judicial process to have violated any of the provisions of this Agreement, BHIL and INFO shall be entitled to an accounting and repayment of all profits, compensation, commission, remuneration or other benefits that EDCO, directly or indirectly, may realize arising from or related to any such violation. These remedies shall be in addition to, and not in limitation of, any injunctive relief or other rights to which BHIL and INFO may be entitled.

4.       REFORMATION OF PROVISIONS.

The parties agree and acknowledge that the duration, scope and geographic areas applicable to the covenant not to compete described in this Agreement are fair, reasonable and necessary, that adequate compensation has been received by EDCO for such obligations. If, however, for any reason any court determines that the restrictions in this Agreement are not reasonable or that consideration is inadequate such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Agreement as will render such restrictions valid and enforceable.

5.       INJUNCTION RELIEF.

EDCO hereby waives any requirement of proof that such breach will cause serious or irreparable injury to BHIL and INFO, or that there is an adequate remedy at law. In any proceeding, either at law or in equity, between the parties hereto, EDCO hereby agrees that EDCO shall not raise as a defense:

         (i) that the duration, scope or geographical area in which EDCO is prohibited from competition is unfair, unnecessary or unreasonable,

         (ii)      that this Agreement is in restraint of trade,

         (iii)     lack of irreparable injury to BHIL or INFO, or

         (iv)      lack of any protectable business interest of BHIL or INFO.

Further, the existence of any claim or cause of action of EDCO against BHIL or INFO or any of their Affiliates, whether or not predicated on the terms of this Agreement, shall not constitute a defense to the enforcement of EDCO's obligations under this Agreement. EDCO shall pay or reimburse BHIL and INFO for all costs and expenses, including court costs, amounts paid in settlement, judgments, reasonable attorneys', legal assistants', and experts' fees incurred or paid by BHIL or INFO, respectively, in protecting or enforcing its rights and remedies hereunder.

                                                                    Exhibit N

                          BHIL NONCOMPETITION AGREEMENT


1.       RESTRICTED ACTIVITIES.

For a period of three (3) years from the Closing Date (the "Restricted Term"), BHIL shall not, without the prior written consent of EDCO:

         (i) engage in any BHIL Restricted Activities anywhere in the world;

         (ii) own, manage, operate, be compensated by, participate in, render advice to, have any right to or interest in any other business directly or indirectly engaged in the BHIL Restricted Activities;

         (iii) divulge, communicate, use or disclose any nonpublic information concerning EDCO or any of its Affiliates, their personnel, business and affairs;

         (iv) interfere with the business relationships or disparage the good name or reputation of EDCO or any of its Affiliates or take any action which brings EDCO or any of its Affiliates or its business into public ridicule or disrepute; or

         (v) solicit for employment or employ any employee of EDCO or any of its Affiliates, or request, induce or advise any employee to leave the employ of EDCO or any of its Affiliates.

The ownership of less than one-tenth of one percent (.1%) of a publicly traded corporation engaged in BHIL Restricted Activities shall not in and of itself be deemed to be a violation of this covenant.

2.       TOLLING OF RESTRICTED TERM.

If BHIL violates the provisions of Section 1, EDCO shall not, as a result of the time involved in obtaining relief, be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the restrictive covenant of Section 1 shall be deemed to have the duration specified in Section 1, computed from the date the relief is granted, but reduced by the time between the period when the restriction began to run and the date of the first violation of the covenant by BHIL.

3.       ACCOUNTING.

BHIL agrees that, if BHIL shall be determined by an appropriate judicial process to have violated any of the provisions of this Agreement, EDCO shall be entitled to an accounting and repayment of all profits, compensation, commission, remuneration or other benefits that BHIL, directly or indirectly, may realize arising from or related to any such violation. These remedies shall be in addition to, and not in limitation of, any injunctive relief or other rights to which EDCO may be entitled.

4.       REFORMATION OF PROVISIONS.

The parties agree and acknowledge that the duration, scope and geographic areas applicable to the covenant not to compete described in this Agreement are fair, reasonable and necessary, that adequate compensation has been received by BHIL for such obligations. If, however, for any reason any court determines that the restrictions in this Agreement are not reasonable or that consideration is inadequate such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Agreement as will render such restrictions valid and enforceable.

5.       INJUNCTION RELIEF.

BHIL hereby waives any requirement of proof that such breach will cause serious or irreparable injury to EDCO, or that there is an adequate remedy at law. In any proceeding, either at law or in equity, between the parties hereto, BHIL hereby agrees that BHIL shall not raise as a defense:

         (i) that the duration, scope or geographical area in which BHIL is prohibited from competition is unfair, unnecessary or unreasonable,

         (ii)      that this Agreement is in restraint of trade,

         (iii)     lack of irreparable injury to EDCO, or

         (iv)      lack of any protectable business interest of EDCO.

Further, the existence of any claim or cause of action of BHIL against EDCO or any of its Affiliates, whether or not predicated on the terms of this Agreement, shall not constitute a defense to the enforcement of BHIL's obligations under this Agreement. BHIL shall pay or reimburse EDCO for all costs and expenses, including court costs, amounts paid in settlement, judgments, reasonable attorneys', legal assistants', and experts' fees incurred or paid by EDCO in protecting or enforcing its rights and remedies hereunder.

6.       CONSORTIA CARVE OUT.

Notwithstanding the restrictions set forth in Section 1, BHIL shall be entitled to engage in BHIL Restricted Activities in connection with consortia bids as set forth in the BHIL Representation Agreement.

                                                                    Exhibit O

                         ONLINE NONCOMPETITION AGREEMENT


1.       RESTRICTED ACTIVITIES.

For a period of three (3) years from the Closing Date (the "Restricted Term"), INFO and EDCO shall not, without the prior written consent of BHIL:

         (i) engage in any Online Publishing services anywhere in the world;

         (ii) own, manage, operate, be compensated by, participate in, render advice to, have any right to or interest in any other business directly or indirectly engaged in Online Publishing services;

         (iii) divulge, communicate, use or disclose any nonpublic information concerning BHIL or any of its Affiliates, their personnel, business and affairs;

         (iv) interfere with the business relationships or disparage the good name or reputation of BHIL or any of its Affiliates or take any action which brings BHIL or any of its Affiliates or its business into public ridicule or disrepute; or

         (v) solicit for employment or employ any employee of BHIL or any of its Affiliates, or request, induce or advise any employee to leave the employ of BHIL or any of its Affiliates.

The ownership of less than one-tenth of one percent (.1%) of a publicly traded corporation engaged in EDCO Restricted Activities shall not in and of itself be deemed to be a violation of this covenant.

2.       TOLLING OF RESTRICTED TERM.

If EDCO or INFO violates the provisions of Section 1, BHIL shall not, as a result of the time involved in obtaining relief, be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the restrictive covenant of Section 1 shall be deemed to have the duration specified in Section 1, computed from the date the relief is granted, but reduced by the time between the period when the restriction began to run and the date of the first violation of the covenant by EDCO or INFO, respectively.

3.       ACCOUNTING.

EDCO and INFO each agrees that, if EDCO or INFO shall be determined by an appropriate judicial process to have violated any of the provisions of this Agreement, BHIL shall be entitled to an accounting and repayment of all profits, compensation, commission, remuneration or other benefits that EDCO or INFO, directly or indirectly, may realize arising from or related to any such violation. These remedies shall be in addition to, and not in limitation of, any injunctive relief or other rights to which BHIL may be entitled.

4.       REFORMATION OF PROVISIONS.

The parties agree and acknowledge that the duration, scope and geographic areas applicable to the covenant not to compete described in this Agreement are fair, reasonable and necessary, that adequate compensation has been received by EDCO and INFO for such obligations. If, however, for any reason any court determines that the restrictions in this Agreement are not reasonable or that consideration is inadequate such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Agreement as will render such restrictions valid and enforceable.

5.       INJUNCTION RELIEF.

EDCO and INFO hereby waive any requirement of proof that such breach will cause serious or irreparable injury to BHIL, or that there is an adequate remedy at law. In any proceeding, either at law or in equity, between the parties hereto, EDCO and INFO EACH hereby agrees that EDCO and INFO shall not raise as a defense:

         (i) that the duration, scope or geographical area in which is prohibited from competition is unfair, unnecessary or unreasonable,

         (ii)      that this Agreement is in restraint of trade,

         (iii)     lack of irreparable injury to BHIL, or

         (iv)      lack of any protectable business interest of BHIL.

Further, the existence of any claim or cause of action against BHIL or any of their Affiliates, whether or not predicated on the terms of this Agreement, shall not constitute a defense to the enforcement of the obligations under this Agreement. EDCO and INFO, respectively, shall pay or reimburse BHIL for all costs and expenses, including court costs, amounts paid in settlement, judgments, reasonable attorneys', legal assistants', and experts' fees incurred or paid by BHIL, in protecting or enforcing its rights and remedies hereunder.

                                                                    Exhibit P

                                SERVICE AGREEMENT


THIS SERVICE AGREEMENT (the "Agreement") is made effective as of the ____ day of _____________, 1999, by and between ___________________, a Delaware corporation
("Contractor") and ____________, a Delaware corporation ("Company").

                                    RECITALS:

WHEREAS, Company has limited resources in the areas of certain important functions which are important to its business; and

WHEREAS, Contractor has extensive experience in the performance of the Services described in Section 3;

NOW, THEREFORE, in consideration of the promises and covenants contained herein, Contractor and Company hereby enter into this Services Agreement and mutually agree as follows:

1.       ENGAGEMENT.

Company agrees to and does hereby engage Contractor to provide to Company the Services described in Section 3 in connection with its operations and Contractor hereby accepts this appointment and agrees to provide Company with such Services as are more particularly provided for in Section 3 of this Agreement.

2.       TERM.

The Term of this Agreement shall commence effective as of the Closing Date described in the Master Transaction Agreement to which Contractor and Company are parties, and shall continue until the close of business on ____________. Thereafter, the Term of the Agreement shall continue from _____ to ______ unless terminated by written notice provided by either party to the other at least 90 days prior to the date of termination.

3.       SERVICES.

Contractor shall provide to Company the Services described on Schedule ___1 hereto.

4.       COMPENSATION.

As compensation for all Services to be rendered hereunder by Contractor and its personnel in connection with the provisions of the Services described above, Company shall pay Contractor the fee specified on Schedule ____2.

5.       INDEMNITY.

5.1 Except as set forth in Section 5.2, Company shall indemnify Contractor and its principals, agents or employees and shall hold each of them harmless from liability for any acts or decisions made by them in good faith while performing Services for Company. Company will pay all expenses including attorneys' fees actually and reasonably incurred by Contractor in connection with the defense of any act, suit or proceeding and in connection with any appeal thereof, including the cost of out-of-court settlements.

5.2 Contractor shall indemnify Company and its principals, agents or employees and shall hold each of them harmless from liability for any acts or decisions made by them in good faith while performing Services for Contractor. Contractor will pay all expenses including attorneys' fees actually and reasonably incurred by Company in connection with the defense of any act, suit or proceeding and in connection with any appeal thereof, including the cost of out-of-court settlements.

6.       REPRESENTATIONS AND WARRANTIES OF COMPANY.

Company expressly represents and warrants to Contractor as follows:

         (a) Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware with full power and authority, corporate or otherwise, to own its properties and to carry on its business as currently conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary.

         (b) Execution and delivery of this Agreement has been authorized and approved by the Board of Directors of Company.

7.   REPRESENTATIONS AND WARRANTIES OF CONTRACTOR

Contractor expressly represents and warrants to Company as follows:

         (a) Contractor is a corporation duly organized and existing in good standing under the laws of the State of Delaware with full power and authority, corporate or otherwise, to own its properties and to carry on its business as currently conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary.

         (b) Execution and delivery of this Agreement has been authorized and approved by the Board of Directors of Contractor.

8.       LIMITATION OF LIABILITY

Except as set forth in Section 5, the liability of Contractor and Company arising out of this Agreement shall be limited to $1,000,000. In no event shall Contractor or Company be liable to the other for any special, consequential, incidental, or indirect damages, however caused, on any theory of liability, and whether or not Contractor has been advised of the possibility of such damages. These limitations shall apply notwithstanding any failure of essential purpose of any limited remedy.

9.       NOTICES.

All notices, requests, demands or other communications provided for by this Agreement shall be in writing and shall be addressed to the address of the respective parties stated below or to such changed address as such party may have affixed by notice:

         To:      Contractor:



         To:      Company:



10.      SUCCESSORS AND ASSIGNS.

This Agreement shall inure to the benefit of and be binding upon Contractor and Company, their successors and assigns, including, without limitation, any corporation that may acquire all or substantially all of their assets or business or with which Company or Contractor may be consolidated or merged. The obligations of Contractor hereunder may not be assigned without the prior written consent of Company; provided, however, that the obligations of Contractor hereunder may be assigned without the prior written consent of Company to an affiliate of Contractor.

11.      APPLICABLE LAW.

This Agreement shall be governed by the laws of the State of _________.

12.      ENTIRE AGREEMENT.

This Agreement supersedes all prior understandings and agreements between the parties concerning the Services and may not be amended orally, but only by a writing signed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers duly authorized effective as of the date and year first above written.

                                  CONTRACTOR:


                                  By:
                                     Name:
                                     Title:


                                  COMPANY:

                                  By:
                                     Name:
                                     Title:

                                                                    Exhibit Q

                                LICENSE AGREEMENT


THIS LICENSE AGREEMENT (the "Agreement") is made effective as of the ____ day of _____________, 1999, by and between ___________________, a Delaware corporation
("Licensor") and ____________, a Delaware corporation ("Company").

                                    RECITALS:

WHEREAS, Company has need of certain technology and/or content which are important to its business and

WHEREAS, Licensor has certain technology and/or content described in Schedule 1 which Company desires to use within the scope of the terms of this License Agreement.

NOW, THEREFORE, in consideration of the promises and covenants contained herein, intending to be legally bound, Licensor and Company hereby enter into this License Agreement and mutually agree as follows:

1.       LICENSE GRANT.

Licensor hereby grants to Company the nonexclusive, nonassignable right and license to use the technology and/or content defined and described in Section 3 ("Licensed Materials") in connection with its operations, but only in the Territory described on Schedule 2 in accordance with the terms and conditions of this Agreement. Company hereby accepts this license and agrees not to use, copy, sell, lease, assign, sublicense or otherwise transfer or disclose or distribute the Licensed Materials except in accordance with the terms and conditions of this Agreement. All copies of the LICENSED Materials must contain all proprietary marks, legends and copyright notices that appear on the original copies delivered to Company by Licensor. [If the applicable Exhibit provides for specific use limitations, they should be added here.]

2.       TERM.

The Term of this License shall commence effective as of the Closing Date described in the Master Transaction Agreement to which Licensor and Company are parties, and shall continue for a period of ______ months ("Initial Term"). Thereafter, the Term of this Agreement shall be automatically renewed for consecutive additional _______ terms ("Renewal Terms") unless this Agreement is terminated by written notice provided by either party to the other at least 90 days prior to the date of EXPIRATION of the Initial Term or any Renewal Term.

3.       LICENSED MATERIALS.

Licensor shall provide to Company the Licensed Materials described on Schedule 1 attached hereto.

4.       LICENSE FEES.

As compensation for the License to be granted hereunder by Licensor, Company shall pay Licensor the license fees and other consideration specified on
Schedule 2.

5.       INDEMNITY.

5.1 Except as set forth in Section 5.2, Company shall indemnify Licensor and its principals, agents or employees and shall hold each of them harmless from liability for any Claims by third parties arising from the use by Company of the Licensed Materials. Company will pay all expenses including attorneys' fees actually and reasonably incurred by Licensor in connection with the defense of any act, suit or proceeding and in connection with any appeal thereof, including the cost of out-of-court settlements.

5.2 Licensor shall indemnify Company and its principals, agents or employees and shall hold each of them harmless from liability for any Claims by third parties that the Licensed Materials infringes any proprietary rights owned by such third parties. LICENSOR will pay all expenses including attorneys' fees actually and reasonably incurred by COMPANY in connection with the defense of any act, suit or proceeding and in connection with any appeal thereof, including the cost of out-of-court settlements.

6. REPRESENTATIONS AND WARRANTIES OF COMPANY.

Company expressly represents and warrants to Licensor as follows:

         (a) Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware with full power and authority, corporate or otherwise, to own its properties and to carry on its business as currently conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary.

                   Execution and delivery of this Agreement has been authorized and approved by the Board of Directors of Company.

7.       REPRESENTATIONS AND WARRANTIES OF LICENSOR

Licensor expressly represents and warrants to Company as follows:

         (a) Licensor is a corporation duly organized and existing in good standing under the laws of the State of Delaware with full power and authority, corporate or otherwise, to own its properties and to carry on its business as currently conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary.

                        Execution and delivery of this Agreement has been
                   authorized and approved by the Board of Directors of Licensor.

                        Licensor warrants that it has a right to grant a license
                   to use the Licensed Materials in accordance with the terms of this Agreement.

                        Licensor warrants that to the Knowledge of Licensor, the
                   Licensed Materials do not infringe any proprietary rights owned by any third parties.

8.       LIMITATION OF LIABILITY

Except as set forth in Section 5, the liability of Licensor and Company arising out of this Agreement shall be limited to $1,000,000. In no event shall Licensor or Company be liable to the other for any special, consequential, incidental, or indirect damages, however caused, on any theory of liability, and whether or not Licensor has been advised of the possibility of such damages. These limitations shall apply notwithstanding any failure of essential purpose of any limited remedy.

9.       CERTAIN OBLIGATIONS OF LICENSOR.

During the Term, Licensor agrees to perform the following obligations:

[If the applicable Exhibit provides for specific obligations, they should be added here.]

10.      CERTAIN OBLIGATIONS OF COMPANY.

During the Term, Company agrees to perform the following obligations:

[If the applicable Exhibit provides for specific use limitations, they should be added here.]

11.      NOTICES.

All notices, requests, demands or other communications provided for by this Agreement shall be in writing and shall be addressed to the address of the respective parties stated below or to such changed address as such party may have affixed by notice:

         To:      Licensor:




         To:      Company:


12.      SUCCESSORS AND ASSIGNS.

This Agreement shall inure to the benefit of and be binding upon Licensor and Company, their successors and assigns, including, without limitation, any corporation that may acquire all or substantially all of their assets or business or with which Company or Licensor may be consolidated or merged. The obligations of Licensor OR COMPANY hereunder may not be assigned without the prior written consent of THE OTHER PARTY; provided, however, that the obligations of Licensor hereunder may be assigned without the prior written consent of Company to an affiliate of Licensor.

13       APPLICABLE LAW.

This Agreement shall be governed by the laws of the State of _________.

14.      ENTIRE AGREEMENT.

This Agreement supersedes all prior understandings and agreements between the parties concerning the LICENSED MATERIALS and may be amended only by a writing signed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers duly authorized effective as of the date and year first above written.

                                  LICENSOR:


                                  By:

                                     Name:
                                     Title:


                                  COMPANY:

                                  By:

                                     Name:
                                     Title:

                                                                         Annex A

                                GLOSSARY OF TERMS


Affiliate:                          Affiliate of any Person shall mean any
                                    Person which, directly or indirectly,
                                    controls, is controlled by or is under
                                    common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any ERISA
                                    Plan).

Agreement:                          The Master Transaction Agreement by and
                                    among BHW, BHIL, INFO and INFO Corporation dated July 8, 1999, including the Annexes,
                                    Schedules and Attachments thereto.

Alternative Proposal:               Any proposal for an Alternative Transaction.

Alternative Transaction:            As defined in Section 5.8.1 of the Master
                                    Transaction Agreement.

BHIL: Bell & Howell Information and Learning Company, a Delaware corporation and wholly-owned subsidiary of BHW.

BHIL Capitalization Agreement:      The Bill of Sale, Assignment and Assumption
                                    and Indemnity Agreement to be entered into by and between BHIL and EDCO in the form attached to the Master Transaction Agreement as Exhibit C.

BHIL Content License:               License between BHIL and EDCO containing the
                                    terms set forth on Exhibit F to the Master
                                    Transaction Agreement.

BHIL Contributed Business:          Accounts receivable, customer contracts,
                                    customer data bases, sales orders, trade payables, vendor records, obligations to customers, employee records and other assets and liabilities of BHIL which relate exclusively to or arise from sales to the K-12 Segment and shall include all assets, contracts, obligations and liabilities listed on Schedules BHW1, BHW2 and BHW3.

BHIL K-12 Products:                 ProQuest Direct and ProQuest CDROM and tape
                                    product currently sold by BHIL to the K-12
                                    Segment and new products and product
                                    enhancements of the K-12 Products.

BHIL Noncompetition Agreement:      Noncompetiton Agreement attached to the
                                    Agreement as Exhibit L.

BHIL Restricted Activities:         The Distribution, whether alone or with the
                                    cooperation or support or through a third
                                    Person, of products or services which are delivered either electronically or in machine readable format to the K-12 Segment.

BHIL Services Agreement:            BHIL Services Agreement between BHIL and
                                    EDCO containing the terms set forth on
                                    Exhibit D to the Master Transaction
                                    Agreement and the BHIL Non-Technical Support
                                    Services Agreement between BHIL and EDCO containing the terms set forth on Exhibit
                                    D-2 to the Master Transaction Agreement.

BHW:                                Bell & Howell Company, a Delaware
                                    corporation.

BHW Related Agreements:             The BHIL Capitalization Agreement and any
                                    other agreement to which BHW or BHIL is a party as contemplated by the Master
                                    Transaction Agreement.

BHW Representatives:                BHW, its accountants, counsel, financial
                                    advisors and other representatives.

Business Day:                       Any day excluding Saturday, Sunday and any
                                    other day which banks in Chicago are
                                    permitted or authorized to close.

Call Option:                        BHW's right to purchase INFO's equity
                                    position in EDCO pursuant to Section 10.1 of the Master Transaction Agreement.

Capitalization Agreements:          The BHW Capitalization Agreement and the
                                    INFO Capitalization Agreement.

            Change of Control:      "Change of Control" shall mean with respect
                                    to a party the occurrence of any of the
                                    following events:

                                    (i)         an acquisition (whether directly
                                                from such party or otherwise) of
                                                any voting securities of such
                                                party by any Person immediately
                                                after which such Person has or
                                                would have Beneficial Ownership
                                                (within the meaning of Rule
                                                13d-3 promulgated under the
                                                Exchange Act) of fifty percent
                                                (50%) or more of the combined
                                                voting power of such party's
                                                then outstanding Voting
                                                Securities;

                                    (ii)        the consummation of, or
                                                agreement to consummate:

                                                (A) a merger, consolidation,
                                    share exchange or reorganization of such party in which the stockholders of such party, as a group, cease to hold a majority equity interest in the surviving entity;

                                                (B) a liquidation or dissolution
                                    of or appointment of a receiver,
                                    rehabilitator, conservator or similar person for, such party; or

                                                (C) the sale or other
                                    disposition of all or substantially all of the assets of such party to any Person (other than a transfer to a subsidiary); or

                                    (iii)       any other change in "control"
                                                (as defined in Rule 405
                                                promulgated pursuant to the
                                                Securities Act) of such Party.

            Classmate:              BHIL's proprietary software which is
                                    marketed under the name "ProQuest
                                    Classmate", including any successor or
                                    modified products thereto.

Closing: The contribution of assets to, and the assumption of liabilities by EDCO and the issuance of the stock to INFO and BHW contemplated by the Master Transaction Agreement.

Closing Date:                       The fifth Business Day following the
                                    satisfaction or waiver of all conditions to the obligations of the Parties contemplated by the Master Transaction Agreement.

Contract:                           Any contract, agreement, instrument, lease,
                                    license, guarantee or other evidence of an obligation of any Person.

Contributed Assets:                 Those assets listed on Schedules BHW1, BHW2,
                                    INFO1 and INFO2 to the Agreement.

Contributed Businesses:             The BHIL Contributed Business and the INFO
                                    Contributed Business.

Damages: Actual, out-of-pocket losses, fines and other damages (excluding incidental and consequential damages) together with related costs and expenses (including court costs, reasonable attorneys' fees and expenses, including those related to investigation and expert assistance, and amounts paid in settlement).

Distribution:                       The marketing, promotion, sale, license,
                                    distribution, lease, transfer, electronic transmission or other distribution, directly or indirectly, of a product or service and the subscription rights thereto (and when used as a verb, the act of doing any of the foregoing).

EDCO: EDCO, Inc., a Delaware corporation in the process of formation as a subsidiary of BHIL.

EDCO Business:                      The business, operations and activities
                                    incident to the
                                    development and operation of an internet portal for the EDCO Segment, including the acquisition and development of research and reference tools and services and curricular and extracurricular materials and the
                                    Distribution thereof, either electronically or in machine readable format, on a worldwide basis to the EDCO Segment as contemplated by the Master Transaction
                                    Agreement and the Related Agreements.

EDCO Noncompetition Agreements:     Noncompetition Agreement from EDCO to each
                                    of BHIL and INFO containing the terms set forth on Exhibit L to the Master Transaction
                                    Agreement.

EDCO Restricted Activities:         The Distribution, whether alone or with the
                                    cooperation or support or through a third
                                    Person, of products or services which are either:

                                    (i)         Distributed to the Post
                                                Secondary Education Segment, or

                                    (ii)        targeted primarily for
                                                Distribution to the Post
                                                Secondary Education Segment.

EDCO Segment:                       The K-12 Segment and Public Library Segment.

EDCO Services Agreement:                   Services Agreement between EDCO and
                                           INFO containing the terms set forth
                                           on Exhibit E to the Master
                                           Transaction Agreement.

Electric Library Technology:               INFO's proprietary software and
                                           content distributed under the
                                           trademark "Electric Library",
                                           including any successor or modified
                                           products thereto.

End-Users:                          Customers that are actual users of the
                                    products, both Individuals and corporations that are not schools, libraries or other institutions in the EDCO Segment or resellers.

Exchange Act:                       The Securities Exchange Act of 1934, as
                                    amended.

Excluded BHIL Products:             BHIL's Digital Vault products, Post
                                    Secondary Education Segment and corporate market databases, i.e., all versions of ABI/INFORM, Periodical Abstracts, Newspaper
                                    Abstracts, Newsstand and Business Dateline and Product Course Packs, Case Studies and
                                    Academic Edition; provided, however, that
                                    BHIL will not modify or create derivatives of such products specifically for the K-12
                                    Segment.

Excluded Segments:                  All customers for information products or
                                    services not included in the EDCO Segment, including without limitation corporate, "at home" customers for business materials and Post Secondary Education Segment.

Fully Loaded Cost:                  All elements of cost, including allocable
                                    share of interest, depreciation,
                                    amortization and corporate overhead.

GAAP:                               Generally accepted accounting principles.

Glossary:                           This Glossary of Terms incorporated by
                                    reference as Annex A to the Master
                                    Transaction Agreement and each of the
                                    Related Agreements.

Hart-Scott-Rodino Act:              Hart-Scott-Rodino Antitrust Improvements Act
                                    of 1976, as amended, and the applicable
                                    rules and regulations thereunder.

Individual:                         Persons who are natural persons in their
                                    capacity as retail customers and who are not commercial resellers or Persons who are institutions, schools, libraries or educational or cultural organizations, institutions or service providers.

INFO:                               Infonautics, Inc., a Pennsylvania
                                    corporation.

INFO Capitalization Agreement:      The Bill of Sale, Assignment and Assumption
                                    and Indemnity Agreement to be entered into by and between EDCO and INFO in the form attached to the Master Transaction Agreement as Exhibit C.

INFO Contributed Business:          All accounts receivable, customer contracts,
                                    customer data bases, domain names, trade names and trade marks (i.e., Electric
                                    Library, Researchpaper.com) and intellectual property, software, hardware, patents, processes and know-how, employee records, sales orders, supplies, inventories, fixed assets, software development processes,
                                    Electric Library Technology, training
                                    procedures, vendor records, prepaid amounts, service contracts, and any other rights or arrangements, and normal trade payables and customer obligations, including deferred revenues which relate exclusively to or arise from the Electric Library Technology
                                    (but excluding the deferred revenues,
                                    customer contracts and customer obligations directly related to the INFO End-User
                                    Business) and shall include all assets,
                                    contracts, obligations and liabilities
                                    listed on Schedules INFO1, INFO2 and INFO3.

INFO Corporation:                   Infonautics Corporation, a Pennsylvania
                                    corporation and a wholly-owned subsidiary of INFO.

INFO/EDCO Remarketing and
License Agreement:                  Remarketing and License Agreement to be
                                    entered into between INFO and EDCO
                                    containing the terms set forth on Exhibit G to the Master Transaction Agreement.

INFO End-User Business:             The Distribution of Electric Library
                                    Technology to End- Users in the Excluded
                                    Segments excluding the Post-

                                    Secondary Education Segment.

INFO Noncompetition Agreement:      Noncompetition Agreement attached to the
                                    Agreement as Exhibit K.

INFO Online Publishing Business:    Accounts receivable, customer contracts,
                                    customer data bases, sales orders, trade payables, vendor records, obligations to customers, employee records and other assets and liabilities of INFO which relate to or arise from INFO's Online Publishing Business and shall include all assets, contracts, obligations and liabilities listed on
                                    Attachments 1 and 2 to Exhibit J.

INFO Related Agreements:            The INFO Capitalization Agreement and any
                                    other agreement to which it is a party as contemplated by the Master Transaction
                                    Agreement.

INFO Representatives:               INFO, its accountants, counsel, financial
                                    advisors and other representatives.

INFO Restricted Activities:         The Distribution, whether alone or with the
                                    cooperation or support or through a third
                                    Person, of products or services which are delivered either electronically or in machine readable format and which are either:

                                    (i)         Distributed to the EDCO Segment
                                                or Post Secondary Education
                                                Segment, or

                                    (ii)        are targeted primarily for
                                                Distribution to customers in the
                                                EDCO Segment or Post Secondary
                                                Education Segment.

K-12 Products:                      Products and services targeted primarily for
                                    Distribution to the K-12 Segment.

K-12 Segment:                       Customers who are a:

            (a) public and private preschool, kindergarten, primary, middle and secondary schools and home school K-12 programs,

            (b) teachers and administrators of the K-12 institutions as set forth in (a) above in their capacity as such; and

            (c) students and parents of students of such K-12 institutions who are targeted through such K-12 institutions for at home use.

Laws: Any federal, state, local or foreign law, rule, regulation, judgment, code, ruling, statute, order or ordinance or other requirement.

Material Adverse Effect:            A material adverse effect on the BHW
                                    Contributed Business or the INFO Contributed
                                    Business, as the case may be, as conducted at Closing, taken as a whole.

Net Revenue:                        Gross revenues from Distribution of products
                                    or services less credits for returns and allowances calculated in accordance with
                                    GAAP.

Noncompetition Agreement:           Noncompetition Agreement attached to the
                                    Agreement as Exhibit I.

Offer: Third-party offer to purchase the INFO End-User Business which INFO reasonably establishes is bona fide.

Online Publishing Business:         The provision of publishing or hosting
                                    services to a third Person for such third
                                    Person's publication.

Online Publishing License
Agreement:                          Online Publishing License Agreement in the
                                    form attached to the Agreement as Exhibit J.

Original Notice:                    Notice of an Offer given by INFO to EDCO.

Person: Any individual, partnership, corporation, association, firm, trust or any other entity, group or organization as used in Sections 13(d) and 14(d) of the Exchange Act.

Post Secondary Education Segment:   Public and private educational institutions
                                    and programs suited for students who have completed secondary education or its equivalent, including colleges, universities, professional schools and trade schools.

ProQuest:                           BHIL proprietary software Distributed under
                                    the tradename "ProQuest", including any
                                    successor or modified products thereto.

Proxy Statement:                    INFO's proxy statement to be prepared in
                                    accordance with Section 5.7 of the
                                    Agreement.

Public Library Segment:             Customers for K-12 Products which are
                                    publicly owned and governmentally funded libraries.

Put Option:                         INFO's right to sell its Stock to BHW
                                    pursuant to Section 10.2 of the Agreement.

Related Agreements:                 The agreements contemplated by Article II of
                                    the Master Transaction Agreement and
                                    referenced as Exhibits to the Master
                                    Transaction Agreement.

Researchpaper.com:                  INFO's proprietary website Distributed under
                                    the tradename "Researchpaper.com, including any successor or modified product thereto."

SEC:                                Securities and Exchange Commission.

Securities Act:                     The Securities Act of 1933, as amended.

Site Builder:                       BHIL's proprietary software Distributed
                                    under the
                                    tradename "Site Builder", including any
                                    successor or modified products thereto.

Sleuth technology:                  INFO's proprietary software Distributed
                                    under the tradename "Sleuth", including any successor or modified product thereto.

Stock:                              The common stock (or equivalent equity
                                    interest thereof) of EDCO.

Subsidiary:                         A corporation of which a Person and/or their
                                    respective Subsidiaries, as the case may be, own directly or indirectly, such number of shares as have more than 50% of the ordinary voting power for the election of directors.

Transfer:                           Any:

                                    (a) sale, assignment or transfer of any
                                    right, title or interest in any or all of a business and any assets related thereto,

                                    (b) pledge or hypothecation of any right, title or interest in any or all of a business or any assets related thereto (other than a pledge or hypothecation to a bank or recognized financial institution, provided the pledgee agrees in writing at the time of any foreclosure by such bank or financial institution that the business and its assets (in whole or in part) shall continue to be subject to the terms of the Master Transaction Agreement as if such bank or financial institution were the original party to the Master Transaction Agreement who made the pledge); and

                                    (c) any other direct or indirect, voluntary or involuntary, sale, assignment or transfer of the business or any of its assets (in whole or in part).

Transferee:                         The proposed purchaser of the INFO End-User
                                    Business.

Working Capital:                    The current assets less the current
                                    liabilities of EDCO.